SECURITIES PURCHASE AGREEMENT BY AND AMONG YUCATAN ACQUISITION HOLDINGS LLC, AS THE BUYER, YUCATAN FOODS, LLC, CAMDEN FRUIT CORP., AS THE SELLER, AND LIFECORE BIOMEDICAL, INC., AS GUARANTOR February 7, 2023 THIS DRAFT DOCUMENT IS STRICTLY CONFIDENTIAL AND IS NOT A CONTRACT, NOR DOES IT MAKE OR ACCEPT AN OFFER FOR A CONTRACT OR MEMORIALIZE ANY AGREEMENT BETWEEN THE PARTIES. NO AGREEMENT, ORAL OR WRITTEN, REGARDING OR RELATING TO ANY OF THE MATTERS COVERED BY THIS DRAFT HAS BEEN ENTERED INTO BETWEEN THE PARTIES. THIS DOCUMENT, IN ITS PRESENT FORM OR AS IT SHALL HEREAFTER BE REVISED BY ANY PARTY, SHALL NOT BECOME THE AGREEMENT OF THE PARTIES UNLESS AND UNTIL IT HAS BEEN SIGNED BY DULY AUTHORIZED REPRESENTATIVES OF ALL PARTIES AND SIGNATURE PAGES HAVE BEEN EXCHANGED.

TABLE OF CONTENTS Page Article I Purchase and Sale; Closing ............................................................................................5 1.1 Purchase and Sale ....................................................................................................5 1.2 Closing .....................................................................................................................5 1.3 Purchase Price ..........................................................................................................5 1.4 Tax Withholding ......................................................................................................8 Article II Representations and Warranties Regarding the Company ......................................9 2.1 Organization .............................................................................................................9 2.2 Capitalization ...........................................................................................................9 2.3 Subsidiaries ............................................................................................................10 2.4 Authority; No Conflict; Required Filings and Consents........................................11 2.5 Financial Statements, Books and Records .............................................................12 2.6 Absence of Undisclosed Liabilities .......................................................................13 2.7 Absence of Certain Developments.........................................................................13 2.8 Assets .....................................................................................................................15 2.9 Tax Matters ............................................................................................................15 2.10 Contracts and Commitments ..................................................................................18 2.11 Intellectual Property Rights ...................................................................................21 2.12 Privacy and Data Security. .....................................................................................22 2.13 Litigation ................................................................................................................23 2.14 Brokerage ...............................................................................................................24 2.15 Insurance ................................................................................................................24 2.16 Labor Matters .........................................................................................................24 2.17 Employee Benefits .................................................................................................27 2.18 Compliance with Laws; Permits; Prohibited Payments; and Government Contracts ................................................................................................................28 2.19 Environmental and Safety Matters .........................................................................30 2.20 Affiliate Transactions.............................................................................................31 2.21 Real Property .........................................................................................................31 2.22 Customers, Vendors and Carriers ..........................................................................32 2.23 Regulatory Compliance .........................................................................................33 2.24 Product Warranties.................................................................................................34 Article III Representations and Warranties of the Seller ........................................................35 3.1 Organization ...........................................................................................................35 3.2 Authority; No Conflict; Required Filings and Consents........................................35 3.3 Title to Acquired Interests .....................................................................................36 3.4 Brokerage ...............................................................................................................36 3.5 Litigation ................................................................................................................36 3.6 Compliance with Laws; Inspections and Investigations ........................................36 Article IV Representations and Warranties of the Buyer ........................................................37 4.1 Organization ...........................................................................................................37

2 4.2 Authority; No Conflict; Required Filings and Consents........................................37 4.3 Brokerage ...............................................................................................................38 4.4 Litigation ................................................................................................................38 4.5 Investment ..............................................................................................................38 Article V Covenants and Agreements ........................................................................................38 5.1 [Reserved.] .............................................................................................................38 5.2 Restrictive Covenants. ...........................................................................................38 5.3 Release ...................................................................................................................41 5.4 Seller Marks ...........................................................................................................42 Article VI Closing Deliverables ..................................................................................................43 6.1 Company Deliverables ...........................................................................................43 6.2 Buyer Deliverables.................................................................................................44 Article VII Indemnification ........................................................................................................44 7.1 Survival of Representations and Warranties ..........................................................44 7.2 General Indemnification ........................................................................................45 7.3 Limitations on Indemnification ..............................................................................46 7.4 Manner of Payment ................................................................................................47 7.5 Claims Procedure ...................................................................................................47 7.6 Final Purchase Price Adjustment ...........................................................................49 7.7 Effect of Knowledge ..............................................................................................49 7.8 Offset......................................................................................................................49 7.9 Sole Remedy ..........................................................................................................49 Article VIII Tax Matters .............................................................................................................49 8.1 Tax Filings. ............................................................................................................49 8.2 Control of Tax Proceedings ...................................................................................50 8.3 Transfer Taxes .......................................................................................................52 8.4 Other Tax Matters ..................................................................................................52 8.5 Tax Sharing Agreements........................................................................................52 8.6 Tax Treatment of Transaction ................................................................................52 Article IX Definitions ...................................................................................................................53 Article X Miscellaneous ...............................................................................................................66 10.1 Fees and Expenses .................................................................................................66 10.2 Press Release and Announcements ........................................................................66 10.3 Remedies ................................................................................................................66 10.4 Consent to Amendments; Waivers.........................................................................66 10.5 Successors and Assigns..........................................................................................67 10.6 Severability ............................................................................................................67 10.7 Counterparts ...........................................................................................................67 10.8 Descriptive Headings; Interpretation .....................................................................67 10.9 Entire Agreement ...................................................................................................68 10.10 No Third Party Beneficiaries; Nonrecourse ...........................................................68

3 10.11 Schedules and Exhibits ..........................................................................................68 10.12 Disclosure Schedule ...............................................................................................68 10.13 Governing Law ......................................................................................................69 10.14 Waiver of Jury Trial ...............................................................................................69 10.15 Jurisdiction .............................................................................................................69 10.16 Notices ...................................................................................................................69 10.17 Guaranty .................................................................................................................70 10.18 No Strict Construction ...........................................................................................71 10.19 Further Assurances; Access; Confidentiality .........................................................71

4 EXHIBITS AND SCHEDULES Exhibits Exhibit A – Example Calculation of Net Working Capital Exhibit B – Designated Employees Exhibit C – Transition Services Agreement

5 SECURITIES PURCHASE AGREEMENT This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of February 7, 2023, by and among Yucatan Acquisition Holdings LLC, a Delaware limited liability company (the “Buyer”), Yucatan Foods, LLC, a Delaware limited liability company (the “Company”), Camden Fruit Corp., a California corporation (the “Seller”) and Lifecore Biomedical, Inc., a Delaware corporation (“Guarantor”). Capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in Article IX below. WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all of the Acquired Interests, free and clear of all Liens, on and subject to the terms and conditions contained herein; and WHEREAS, the board of managers of the Company has adopted, approved and authorized this Agreement and the transactions contemplated hereby. NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: Article I Purchase and Sale; Closing 1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyer shall purchase from the Seller, and the Seller shall sell, convey, assign, transfer and deliver to the Buyer, the Acquired Interests, free and clear of all Liens (other than restrictions on transfer arising under the Securities Act and state securities Laws). 1.2 Closing. The consummation of the transactions contemplated by this Agreement (collectively, the “Closing”) will take place remotely through the electronic exchange of signatures and funds on the date hereof. The date and time of the Closing are referred to as the “Closing Date.” 1.3 Purchase Price. (a) Base Purchase Price. In consideration for the Acquired Interests purchased pursuant to this Article I, at the Closing, the Buyer shall pay, in accordance with the terms of this Article I, an amount equal to (i) seventeen million five hundred thousand dollars ($17,500,000.00), plus (ii) the amount, if any, by which the Estimated Closing Net Working Capital exceeds the Target Net Working Capital, minus (iii) the amount, if any, by which the Target Net Working Capital exceeds the Estimated Closing Net Working Capital, plus (iv) the Estimated Closing Cash, minus (v) the Estimated Closing Indebtedness, minus (vi) the Estimated Seller Expenses (the result of such calculation, the “Estimated Purchase Price”). At the Closing, Buyer shall make the payments required by, and in accordance with, Section 1.3(c). (b) Estimated Purchase Price. No less than two (2) Business Days prior to the anticipated Closing Date, the Seller shall have delivered to the Buyer a statement certified by the Seller (the “Estimated Closing Statement”) setting forth the Seller’s good-faith estimates of (i)

6 Closing Net Working Capital (the “Estimated Closing Net Working Capital”), (ii) Closing Cash (the “Estimated Closing Cash”), (iii) Seller Expenses (the “Estimated Seller Expenses”) and (iv) Closing Indebtedness (the “Estimated Closing Indebtedness”), which estimates shall be determined in a manner consistent with the definitions of “Closing Net Working Capital,” “Closing Cash,” “Seller Expenses,” and “Closing Indebtedness” contained herein, together with a calculation of the Estimated Purchase Price based upon the foregoing estimates, and in each case accompanied by reasonable supporting detail and data and schedules supporting the determination of each component item of the Estimated Closing Net Working Capital and applicable wire transfer instructions. The Seller and the Company, during the period from the delivery of the Estimated Closing Statement through the Closing Date, shall have, and shall have caused their respective managers, officers, employees, accountants and other relevant advisors to, provide Buyer (and its auditors, advisors, counsel and other representatives) reasonable access to the books and records, outside accounting firm, working papers (subject to execution of customary access letters), personnel and facilities of the Company and its Subsidiaries in order to complete their review of the Estimated Closing Statement and the calculations set forth therein, and the Seller shall have considered in good faith any comments made to the Estimated Closing Statement made by the Buyer. The Buyer’s failure to make any comment regarding, or to dispute any amount included in, the Estimated Closing Statement shall not limit, or have any effect on, the Buyer’s rights pursuant to Section 1.3(c) to conduct a review of the Estimated Closing Net Working Capital, the Estimated Closing Cash, the Estimated Seller Expenses, and the Estimated Closing Indebtedness. The Seller and the Company and its Subsidiaries shall have cooperated with the Buyer’s review of the Estimated Closing Statement and the Buyer, the Seller, and the Company shall have negotiated in good faith prior to the Closing to resolve any reasonable objection the Buyer may have had to the estimates or calculations contained therein. (c) Payments by the Buyer. The Buyer shall pay, or cause to be paid, the following amounts at the Closing, in each case by wire transfer of immediately available funds: (i) an amount equal to the Estimated Purchase Price to the Seller, to the account designated in the Estimated Closing Statement; (ii) the Seller Expenses, to the Persons and accounts designated in the Estimated Closing Statement (it being understood that any Seller Expenses payable to former or current Employees, officers, managers, and directors of the Company shall be first paid to the Company, and then paid to such recipients through the Company’s payroll processes (net of any applicable withholding Taxes)); and (iii) the Estimated Closing Indebtedness with respect to debt for borrowed money to each applicable creditor or payee to whom any such Closing Indebtedness will be owing as of the Closing, in accordance with the terms of the payoff letters delivered pursuant to Section 6.1(c). (d) Final Purchase Price Determination. (i) Within ninety (90) days after the Closing Date, the Buyer shall deliver to the Seller a statement (the “Closing Statement”) setting forth the Buyer’s good- faith calculation of (A) Closing Net Working Capital, (B) Closing Cash, (C) Seller

7 Expenses, and (D) Closing Indebtedness, together with a calculation of the Final Purchase Price based upon the foregoing amounts, and in each case accompanied by reasonable supporting detail and data and schedules supporting the determination of each component item of the Closing Net Working Capital. (ii) During the thirty (30) days immediately following the Seller’s receipt of the Closing Statement, Buyer shall, and shall cause its managers, officers, employees, accountants and other relevant advisors to, provide the Seller (and its auditors, advisors, counsel and other representatives), on a confidential basis, reasonable access, during normal business hours on reasonable advance notice to the books and records, outside accounting firm, working papers (subject to execution of customary access letters), personnel and facilities of Buyer, the Company and its Subsidiaries, in each case solely for the purposes of completing its review of the Closing Statement. The Closing Statement shall become final and binding upon the parties hereto on the thirtieth (30th) day following receipt thereof by the Seller unless the Seller gives written notice of its disagreement (a “Notice of Disagreement”) to the Buyer prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature and amount of any disagreement so asserted (each, a “Disputed Item”). If a timely Notice of Disagreement is given by the Seller, then the Closing Statement (as revised as contemplated in the immediately following clause (A) or (B) below) shall become final and binding up the parties hereto upon the earlier to occur of (A) the date the parties hereto resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement and (B) the date any matters properly in dispute are finally resolved in writing by the Independent Auditor pursuant to Section 1.3(d)(iii). (iii) During the thirty (30) days immediately following the delivery of a Notice of Disagreement, the Buyer and the Seller shall seek in good faith to resolve each Disputed Item specified in the Notice of Disagreement. If, at the end of such thirty (30)- day period (or such longer period mutually agreed between the Buyer and the Seller), the Buyer and the Seller fail to resolve any Disputed Item specified in the Notice of Disagreement, the Seller and the Buyer shall jointly engage CohnReznick LLP (or such other independent accounting firm mutually agreed upon by the Buyer and the Seller, the “Independent Auditor”) for review and resolution of any such unresolved Disputed Items. The Independent Auditor shall (A) act as an expert and not as an arbitrator, (B) be bound by the principles set forth in this Agreement (and not by independent review), (C) limit its review to those Disputed Items set forth in the Notice of Disagreement that remain in dispute, and (D) not assign a value to any Disputed Item that is greater than the greatest value for such Disputed Item claimed by either the Seller or the Buyer or less than the smallest value for such Disputed Item claimed by either such party. Each party shall be afforded the opportunity to present to the Independent Auditor any materials relating to the determination and to discuss such materials with the Independent Auditor. There will be no ex parte communications between the Seller or the Buyer, on the one hand, and the Independent Auditor, on the other hand, relating to the Disputed Items, other than (i) the presentation of any materials to the Independent Auditor that such party believes in good faith are relevant to the Independent Auditor’s determination of any of the Disputed Items (copies of which materials shall be provided simultaneously to the other such party), and (ii) written answers or materials provided by the Seller or the Buyer to written questions or

8 requests of the Independent Auditor (copies of which questions, requests, answers and materials shall be provided simultaneously to the other such party). (iv) The Independent Auditor shall be instructed to resolve such dispute promptly and, in any event, within thirty (30) days from the date the dispute is submitted to the Independent Auditor, and to render its final determination in writing setting forth in reasonable detail the basis upon which its determination was made. The Independent Auditor’s final determination as to each Disputed Item shall be final and binding on the parties hereto, absent a showing of fraud or willful misconduct. Upon the resolution of all Disputed Items by the Buyer and the Seller, or by the Independent Auditor pursuant to this Section 1.3(d)(iv), the Closing Statement shall be revised to reflect such resolution, including the final calculation of the Final Purchase Price (the date of such final resolution, the “Final Determination Date”). (v) The costs and expenses of the Independent Auditor in determining any such disputed matters shall be borne by the Buyer, on the one hand, and the Seller, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Buyer claims the Final Purchase Price is one thousand dollars ($1,000) less than the amount determined by the Seller, and the Seller contests only five hundred dollars ($500) of the amount claimed by the Buyer, and if the Independent Auditor ultimately resolves the dispute by awarding the Buyer three hundred dollars ($300) of the five hundred dollars ($500) contested, then the costs and expenses of the Independent Auditor will be allocated sixty percent (60%) (i.e., 300 ÷ 500) to the Seller, in the aggregate, and forty percent (40%) (i.e., 200 ÷ 500) to the Buyer. In connection with the Independent Auditor’s determination of the Final Purchase Price, the Independent Auditor shall also determine, pursuant to the terms of this Section 1.3(d)(v), and taking into account all fees and expenses already paid by each of the Buyer, on the one hand, and the Seller, on the other hand, as of the date of such determination, the allocation of its fees and expenses between the Buyer and the Seller, which such determination shall be conclusive and binding upon the parties hereto. (e) Adjustment of the Estimated Purchase Price. (i) If the Final Purchase Price exceeds the Estimated Purchase Price (the amount of such excess, a “Purchase Price Increase”), then within five (5) Business Days of the Final Determination Date, the Buyer shall pay to the Seller an amount equal to the Purchase Price Increase by wire transfer of immediately available funds to the account designated by the Seller. (ii) If the Estimated Purchase Price exceeds the Final Purchase Price (the amount of such excess, a “Purchase Price Decrease”), then within five (5) Business Days of the Final Determination Date, the Seller shall pay to the Buyer an amount equal to the Purchase Price Decrease by wire transfer of immediately available funds. 1.4 Tax Withholding. Notwithstanding any other provision in this Agreement, the Buyer and any other Person that has any withholding obligation with respect to any payment made

9 pursuant to this Agreement (each, a “Payor”) shall be entitled to deduct and withhold from the payments to be made pursuant to this Agreement any amounts required to be deducted and withheld with respect to the making of such payments under applicable Tax Law, and such deducted and withheld amounts shall be treated as a payment to such Person in respect of which such deduction or withholding was made for all purposes of this Agreement. If a Payor determines that an amount is required to be deducted and withheld (other than (x) as a result of the payment being treated as compensatory for applicable Tax purposes or (y) failure or delay in delivering the certification described in Section 6.1(h)) with respect to amounts payable in connection with this Agreement, such Payor shall (i) use reasonable efforts to provide the Company and the payee with at least five (5) days’ prior written notice of the Payor’s intent to deduct and withhold, which shall include a copy of the calculation of the amount to be deducted and withheld and the applicable Law supporting such calculation and (ii) reasonably cooperate with the payee to reduce, minimize or eliminate such potential deductions and withholdings, including by providing a reasonable opportunity for the payee to provide forms or other evidence that would exempt such amounts from deduction or withholding (or reduce such deduction or withholding). Payor shall comply with Tax reporting requirements under applicable Tax Law in respect of any withholding pursuant to this Section 1.4. Article II Representations and Warranties Regarding the Company As a material inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller and the Company make to the Buyer the representations and warranties contained in this Article II as of the date hereof, except to the extent such representations and warranties are specifically made as of a particular date (in which case the Seller and the Company make the representations and warranties as of such particular date), and except as disclosed by the Seller or the Company in the corresponding section of the written schedules provided to the Buyer on the date hereof (the “Disclosure Schedule”). 2.1 Organization. The Company is a limited liability company duly organized, validly existing, and in good standing under the Laws of Delaware. The Company is qualified to conduct its business and is in good standing in each jurisdiction in which the operation, ownership, or leasing of its property or the conduct of its business as currently conducted (and as now proposed to be conducted in the future) requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. The Company possesses full power and authority necessary to own, lease, and operate its assets and properties and to carry on its businesses as currently conducted. True, complete, and correct copies of the Organizational Documents of the Company, including all amendments made thereto, have been made available to the Buyer. 2.2 Capitalization. (a) The capitalization of the Company is set forth on Schedule 2.2, which lists the classes and number of all authorized and issued and outstanding Equity Interests in the Company. All of such issued and outstanding Equity Interests are held by the Seller, free and clear of all Liens (other than restrictions on transfer arising under the Securities Act and state securities Laws). All of the issued and outstanding Equity Interests of the Company are duly authorized,

10 validly issued without defects, fully paid and non-assessable, and not issued in violation of (or subject to) any preemptive rights, call rights, put rights, or rights of first refusal, purchase options, or similar rights. As of the Closing Date, the Buyer shall own all of the issued and outstanding equity of the Company and no other Person shall have any right with respect thereto. There are no declared or accrued but unpaid dividends or distributions to the Seller or former equityholders of the Company. The Company is not a party to any contracts, commitments, or understandings by which the Company is or may be bound to issue, nor does it have any outstanding or authorized (i) securities convertible, exercisable, or exchangeable for any Equity Interests of the Company or containing any profit participation or preferred features, nor any warrants, options, call rights, or other rights to subscribe for, or to purchase, its Equity Interests or (ii) unit appreciation rights or phantom units or similar plans or rights. There are no (x) outstanding obligations of the Company (contingent or otherwise) to repurchase, redeem, sell, deliver, retire, or otherwise acquire, or cause to be issued, repurchased, redeemed, sold, delivered, or acquired, any of its Equity Interests or any warrants, options, puts or other rights to acquire its Equity Interests or (y) voting trusts, proxies, or any other agreements, commitments, or understandings with respect to the voting or transfer of the Equity Interests of the Company. The Company is not subject to any obligation or requirement to provide funds or make any investment (in the form of a loan, capital contribution, or otherwise) in any Person. 2.3 Subsidiaries. (a) Schedule 2.3(a) sets forth a true and correct list of each Subsidiary of the Company, together with its tax residence and its jurisdiction of organization or formation and the ownership interest (and percentage interest) of the Company or one or more of its Subsidiaries and any other Person, as applicable, in each Subsidiary. As of immediately prior to the Closing, the Company or one or more of its Subsidiaries owns, directly or indirectly, all of the issued and outstanding Equity Interests of each of the Company’s Subsidiaries, free and clear of all Liens (other than restrictions on transfer arising under the Securities Act and state securities Laws). All of the issued and outstanding Equity Interests of the Company’s Subsidiaries are duly authorized, validly issued without defects, fully paid and non-assessable, and not issued in violation of (or subject to) any preemptive rights, call rights, put rights, or rights of first refusal, purchase options, or similar rights. No Subsidiary of the Company is party to any contracts, commitments, or understandings by which such Subsidiary is or may be bound to issue, nor does any such Subsidiary have any outstanding or authorized (i) securities convertible, exercisable, or exchangeable for any Equity Interest in such Subsidiary or containing any profit participation or preferred features, nor any warrants, options, call rights or other rights to subscribe for, or to purchase, its Equity Interests or (ii) unit appreciation rights or phantom units or similar plans or rights. There are no (x) outstanding obligations of any such Subsidiary (contingent or otherwise) to repurchase, redeem, sell, deliver, retire or otherwise acquire, or cause to be issued, repurchased, redeemed, sold, delivered, or acquired, any of its Equity Interests or any warrants, options, puts, or other rights to acquire its Equity Interests or (y) voting trusts, proxies, or any other agreements, commitments, or understandings with respect to the voting or transfer of such Subsidiary’s Equity Interests. No Subsidiary is subject to any obligation or requirement to provide funds or make any investment (in the form of a loan, capital contribution, or otherwise) in any Person. Neither the Company nor any of its Subsidiaries owns or holds any Equity Interests in any Person (other than a Subsidiary).

11 (b) Each of the Subsidiaries of the Company is a legal entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of formation or organization. Each of the Subsidiaries of the Company is qualified to conduct its business and is in good standing in each jurisdiction in which the operation, ownership, or leasing of its property or the conduct of its business as currently conducted (and as now proposed to be conducted in the future) requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Each such Subsidiary possesses full power and authority necessary to own, lease, and operate its assets and properties and to carry on its businesses as currently conducted. True, complete, and correct copies of the Organizational Documents of each such Subsidiary, including all amendments made thereto, have been made available to the Buyer. 2.4 Authority; No Conflict; Required Filings and Consents. (a) The Company possesses full legal right and all requisite limited liability company power and authority necessary to execute and deliver this Agreement, the Transaction Documents (to the extent a party thereto), and any and all instruments necessary or appropriate in order to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Company and its Subsidiaries of this Agreement and the other Transaction Documents (to the extent each is a party thereto) has been duly and validly authorized by all necessary limited liability company (or equivalent) action and no other action (limited liability company or otherwise) on the part of the Company or any of its Subsidiaries is necessary to authorize the execution, delivery, and performance of this Agreement and the other Transaction Documents. This Agreement and each Transaction Document to which the Company or any of its Subsidiaries is a party has been duly and validly executed and delivered by the Company or its applicable Subsidiary, and constitutes, or upon its execution and delivery will constitute, a valid and legally binding obligation of the Company and its Subsidiaries, as applicable, each enforceable against the Company and its Subsidiaries, as applicable, in accordance with its terms, except in each case as may be limited by applicable bankruptcy, insolvency, or similar Laws affecting creditors’ rights generally or by general principles of equity. (b) The execution, delivery, and performance by the Company and its Subsidiaries of this Agreement and the other Transaction Documents to which the Company or any of its Subsidiaries is a party, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or violate the Organizational Documents of the Company or any of its Subsidiaries, (ii) violate any Law applicable to the Company, any of its Subsidiaries, or their respective assets or properties, or give any Government Entity or other Person the right to revoke, withdraw, suspend, limit, cancel, terminate, or modify any consents, permits, licenses, registrations or approvals granted to the Company or any of its Subsidiaries, (iii) require the consent of, notice to, or other action by, any Person under, conflict with, result in a violation or breach of, constitute a default under, result in the acceleration or termination of, or result in the creation of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to, any Contract, except to the extent that the occurrence of any of the foregoing items would not reasonably be expected to have a Material Adverse Effect.

12 (c) The execution, delivery, and performance by the Company and its Subsidiaries of this Agreement and the other Transaction Documents to which it is or will become a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not require any filing with, or authorization, consent, approval, exemption, or other action by or notice or declaration to, or filing with, any Government Entity. 2.5 Financial Statements, Books and Records. (a) Attached hereto as Schedule 2.5(a) are true, complete, and correct copies of the (i) unaudited consolidated balance sheets and statements of income of the Company and its Subsidiaries as of and for the fiscal years ended May 30, 2021 and May 29, 2022, and (ii) the unaudited consolidated balance sheet and statements of income of the Company and its Subsidiaries as of December 25, 2022 (the “Balance Sheet Date”), reflecting the six (6)-month period then ended (the “Balance Sheet” and together with the balance sheets and statements in clauses (i) and (ii) above being referred to collectively as the “Financial Statements”). The Financial Statements (A) have been prepared from, and are consistent with, the books and records of the Company and its Subsidiaries (which books and records are true, complete, and correct in all material respects), (B) fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the related operating results and cash flows for the periods then ended, and (C) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby. (b) Schedule 2.5(b) contains a true, correct, and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement and identifies, for each item of Indebtedness for borrowed money, the outstanding principal amount and maturity date. (c) All Receivables that are reflected on the Balance Sheet or were incurred following the Balance Sheet Date arose out of performance of services or delivery of goods by the Company or one of its Subsidiaries and represent valid obligations arising from sales actually made or services actually performed by the Company or one of its Subsidiaries. All of the Receivables are collectible in accordance with their respective terms and, in each case, in the aggregate amounts thereof recorded on the books of the Company and its Subsidiaries in accordance with GAAP, and there has been no contest or claim, nor is there any right of set-off, under any agreement with any obligor of any Receivables relating to the amount or validity of such Receivable (except, in each case, to the extent of the reserves for uncollectible Receivables are included in the Financial Statements, plus a customary reserve for the period since the date of the Balance Sheet established on a basis consistent with prior periods). (d) All accounts payable related to the Business that are reflected on the Balance Sheet or were incurred following the Balance Sheet Date are payable in accordance with their respective terms and, in each case, in the aggregate amounts thereof recorded on the books of the Company and its Subsidiaries in accordance with GAAP. All such accounts payable are the result of bona fide transactions in the ordinary course of business, represent valid obligations of the Company or one of its Subsidiaries, and have been paid or are not yet due and payable (except to the extent reflected in the Estimated Closing Net Working Capital).

13 2.6 Absence of Undisclosed Liabilities. None of the Company or any of its Subsidiaries has any Liability other than (a) Liabilities set forth on the Balance Sheet, (b) incurred in connection with the negotiation and execution of this Agreement, or (c) Liabilities which have arisen after the date of the Balance Sheet in the ordinary course of business consistent with past practice (none of which is a Liability resulting from noncompliance with any applicable Law, breach of contract, breach of warranty, tort, infringement, misappropriation, or dilution). 2.7 Absence of Certain Developments. Since May 27, 2022, (a) there has not been any fact, change, event, circumstance, or occurrence which has had, or would reasonably be expected to have, a Material Adverse Effect, and (b) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice. Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has taken any of the following actions: (i) amended its Organizational Documents, effected any split, combination, reclassification, or similar action with respect to its Equity Interests or adopted or carried out any plan of complete or partial liquidation or dissolution; (ii) issued, sold, granted, or otherwise disposed of any of its Equity Interests, or amended any term of any of its outstanding Equity Interests; (iii) (A) made any declaration or payment of any dividend or other distribution with respect to any of its Equity Interests (other than Tax distributions) or (B) repurchased, redeemed, or otherwise acquired or canceled any of its Equity Interests; (iv) incurred, assumed, or otherwise become liable in respect of any Indebtedness (except for borrowings under existing revolving credit facilities for working capital purposes in the ordinary course of business); (v) entered into any transactions, other than on an arm’s length basis, with any of its Affiliates; (vi) (A) merged or consolidated with any Person; (B) acquired any material assets, except for acquisitions of assets in the ordinary course of business; or (C) made any loan, advance, or capital contribution to, or acquired any Equity Interest in, any Person; (vii) (A) sold or otherwise disposed of any of its assets, except for Inventory in the ordinary course of business or (B) allowed any asset to become subject to any Lien (other than a Permitted Lien); (viii) made or authorized any payment of, or commitment for, any material capital expenditures in excess of twenty-five thousand dollars ($25,000) in the aggregate; (ix) modified or increased any compensation payable or paid, whether conditionally or otherwise, to any current or former officer, director, employee, independent contractor, or other individual service provider who earns (or prior to such termination, did earn) annual base compensation or consulting fees in excess of seventy-five thousand dollars ($75,000);

14 (x) hired, engaged, or terminated the employment or engagement of any officer, director, employee, independent contractor, or other individual service provider who earns or will earn (or prior to such termination, did earn) annual base compensation or consulting fees in excess of seventy-five thousand dollars ($75,000); (xi) negotiated, adopted, amended, modified, extended, entered into, or terminated any Employee Benefit Plan or labor agreement (or plan, program, agreement, or arrangement that would be an Employee Benefit Plan or labor agreement if it were in effect on the date hereof); (xii) changed or modified its credit, collection, and payment policies, procedures and practices with respect to Receivables and accounts payable, including any acceleration of collections of Receivables, any failure to make or delay in making collections of Receivables (whether or not past due), or any acceleration of payment of payables or failure to pay or delay in payment of payables; (xiii) settled, agreed to settle, or waived any pending Proceedings (A) involving potential payments to it or by it after the Closing or (B) that admitted liability or consented to non- monetary relief; (xiv) entered into any new line of business that is different from the Business or discontinued any line of business or any business operations; (xv) terminated, amended, or waived any material rights under any Material Contracts; (xvi) failed to make any filing or pay any fee necessary to maintain the existence, validity, and enforceability of any Intellectual Property Rights; (xvii) purchased any real property or any interest in any real property or entered into any agreement to purchase any real property or any interest in any real property; (xviii) leased any real property (other than the Leased Real Property); (xix) constructed, altered, removed, or demolished any improvements upon or comprising a part of the Leased Real Property; (xx) terminated, amended, or assigned any Lease or sublet any portion of the premises leased pursuant to the Leases; (xxi) waived, abandoned, exclusively licensed, or otherwise disposed of the rights to use any patent or Intellectual Property Right, or disclosed trade secrets to a third party other than pursuant to a confidentiality agreement; (xxii) made or changed any Tax election, changed any annual tax accounting period, adopted or changed any method of Tax accounting, filed any amended material Tax Return, entered into any closing agreement, settled any material Tax claim or assessment, surrendered any right to a material Tax refund, or consented to any extension or waiver of the limitations period

15 applicable to any material Tax claim or assessment (other than in connection with an extension to file any Tax Return in the ordinary course of business); or (xxiii) entered into any Contract or other agreement to do any of the foregoing. 2.8 Assets. The Company and its Subsidiaries have good and valid title to, a valid license to use or valid leasehold interest in, the properties and assets (tangible or intangible) shown on the Balance Sheet or acquired thereafter, free and clear of all Liens (other than Permitted Liens) and all such properties and assets are in possession and control of the Company or its applicable Subsidiary. The Company and its Subsidiaries own, have a valid license to use or valid leasehold interest in, all of the rights, assets and properties, that are currently used in, held for use in, or necessary to operate the Business consistent with past practice and as currently conducted and there are no other assets (tangible or intangible) that are used in the operation of the Business. Each tangible asset (other than Inventory) of the Company or one of its Subsidiaries is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to reasonable wear and tear), is adequate for its current use, is in conformity with applicable Laws and permits relating to its use and operation, and is not in need of maintenance or repairs except for ordinary, routine maintenance that is not material in nature or cost and that has not been unduly delayed. The Inventory set forth on the Balance Sheet (excluding any such Inventory disposed of in the ordinary course of business since the date of the Balance Sheet) is owned by the Company or one of its Subsidiaries free and clear of all Liens (other than Permitted Liens) and is not held on a consignment basis, and consists of a quality and quantity that is fully usable and saleable in the ordinary course of business and is not slow-moving, subject, in each case, to any inventory write down or reserve identified on the Balance Sheet. 2.9 Tax Matters. (a) All material Tax Returns of the Company or any of its Subsidiaries or with respect to their income, assets, or operations required to be filed under applicable Law has been timely filed, and all such Tax Returns are true, correct, and complete in all material respects. All material Taxes due and owing under applicable Law by the Company or any of its Subsidiaries has been timely paid. (b) Each of the Company and its Subsidiaries has withheld and timely paid over to the appropriate Taxing Authority all material Taxes which it is required to withhold from amounts paid or owing to any employee, equityholder, creditor, or other third party and has timely filed all IRS Forms W-2, 1042-S and 1099, and all similar Tax Returns under state, local, or foreign Law, required with respect thereto. There are no Liens for Taxes on any of the Company’s or any of its Subsidiaries’ assets other than Liens for Taxes not yet due and payable. (c) Neither the Company nor any of its Subsidiaries has waived (or been requested to waive) any statute of limitations with respect to any Taxes of the Company or any of its Subsidiaries or agreed to any extension of time for filing any Tax Return which has not been filed (other than in connection with an extension to file any Tax Return validly obtained in the ordinary course of business), and none of the Company or its Subsidiaries has consented to extend (or been requested to extend) to a date later than the date hereof the period in which any Tax of the Company or its Subsidiaries may be assessed or collected by any Taxing Authority or requested

16 or received a ruling from any Taxing Authority or signed any binding agreement with any Taxing Authority. (d) No Proceeding with respect to material Taxes or claim by a Taxing Authority is pending or being conducted in respect of material Taxes of the Company or any of its Subsidiaries, and no such Proceeding has been threatened in writing. (e) The unpaid Taxes of each of the Company and its Subsidiaries (i) does not exceed the accrued liability for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than the notes thereto) and (ii) will not exceed such accrued liability for Taxes as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of each of the Company and its Subsidiaries, as applicable, in filing their respective Tax Returns. (f) There are no material deficiencies for any Tax, claims for additional Taxes, or other disputes or claims relating or attributable to any material Tax liability of the Company or any of its Subsidiaries claimed, issued, or raised by any Taxing Authority that have not been properly paid in full. (g) Neither the Company nor any of its Subsidiaries has (i) been a member of an Affiliated Group or filed or been included in a combined, consolidated or unitary Tax Return, (other than the United States federal and applicable state consolidated income Tax Return where the Company is the parent of the consolidated group), (ii) distributed equity of another Person, or had its equity distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 (or so much of Section 356 as relates to Section 355) or 361 of the Code at any time in the five (5)-year period ending on the date of this Agreement, or (iii) participated in or been a party to any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) or any similar transaction requiring disclosure under any corresponding provision of state, local, or non-U.S. Tax Law. All Tax Returns of each of the Company and its Subsidiaries have disclosed any Tax reporting position taken which could result in the imposition of penalties under Sections 6111 or 6662 of the Code or the Treasury Regulations promulgated thereunder. (h) Neither the Company nor any of its Subsidiaries (i) is a party to, or is bound by, any Tax allocation, sharing, indemnification, or similar agreement or arrangement (other than customary indemnification provisions contained in commercial agreements entered into in the ordinary course of business the principal subject matter of which is not Taxes), or (ii) is liable for the Taxes of another Person (other than Taxes of the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or comparable provisions of state, local, or foreign Law), by Contract (other than a Contract excluded from clause (i)), assumption, as a transferee or successor, by operation of Law or otherwise. (i) None of the Company or any of its Subsidiaries (nor Buyer or any of its Affiliates as a result of its interest in the Company or any of its Subsidiaries) will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period ending after the Closing Date as a result of any: (i) change in, or use of an

17 improper, method of accounting on or prior to the Closing Date pursuant to Section 481 of the Code (or any similar provision of state, local, or foreign Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local, or foreign Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid income or deferred revenue received or accrued on or prior to the Closing Date; (v) method of accounting that defers the recognition of income to any period ending after the Closing Date, or modification or forgiveness of any indebtedness made on or prior to the Closing Date; (vi) election under Sections 108(i), 965, or 1400Z-2 of the Code (or any similar provision of state, local, or non-U.S. Tax Law) made prior to the Closing Date; (vii) the application of Sections 956, 951, or Section 951A of the Code with respect to income earned or recognized or payments received on or prior to the Closing Date; (viii) intercompany transactions occurring or excess loss accounts existing, on or prior to the Closing Date, as described in Treasury Regulation Section 1.1502-13 or 1.1502-19, respectively. (j) Neither the Company nor any of its Subsidiaries has made an election under Section 965(h) of the Code. (k) None of the Company or any of its Subsidiaries (i) is a party to, is bound by, or has any obligation under, any closing or similar agreement, Tax abatement or similar agreement, or any other agreements with any Taxing Authority with respect to any period for which the statute of limitations has not expired or (ii) has any potential liability or obligation (for Taxes or otherwise) to any Person as a result of, or pursuant to, any such agreement. (l) Neither the Company nor any of its Subsidiaries (i) has deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and (ii) has claimed or received any credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act or Section 2301 of the CARES Act. (m) Each Subsidiary of the Company that is treated as a partnership for U.S. federal income tax purposes has a valid election in effect under Section 754 of the Code (and applicable provisions of state and local Law). (n) Schedule 2.9(n) of the Disclosure Schedule sets forth the proper entity classification for U.S. federal and all applicable state and local income Tax purposes that applied to the Company and each of its Subsidiaries at all times since the formation of the applicable entity. Neither the Company nor any of its Subsidiaries (i) owns or holds any equity interests in any Person classified as a corporation or otherwise taxable as an association for U.S. federal income tax purposes or (ii) is a party to any joint venture, partnership, other arrangement or contract which could be treated as a partnership for U.S. federal income Tax purposes (in each case, other than a Subsidiary disclosed on Schedule 2.9(n)). (o) The Company is organized under the laws of the United States of America and its business administration is in such country. (p) Neither the Company nor any of its Subsidiaries is subject to Tax in any country other than the country in which it was organized, formed, or incorporated by virtue of

18 having employees, a permanent establishment, a branch, an office or fixed place of business, an agency or other contacts with such other country or established the main administration of the business or the headquarters of their effective management in another county. (q) No power of attorney with respect to Taxes has been executed or filed with any Government Entity with respect to the Company or any of its Subsidiaries. (r) Neither the Company nor any of its Subsidiaries has any Tax ruling, request for ruling or settlement, compromise, closing or Tax collection agreement in effect or pending. (s) No claim has been made by a Government Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax in that jurisdiction and, to the Knowledge of the Company, no basis exists for such a claim. (t) The Company is in compliance with all transfer pricing rules, including those set out in Section 482 of the Code and any similar provisions of any state or non-U.S. Tax Law. (u) The Company is not currently the beneficiary of any Tax incentive, deferral, holiday, or abatement arrangement with any Government Entity that, as a result of the transactions contemplated by this Agreement, would be subject to any recapture, clawback, rescission, termination, or similar adverse consequence and result in an increase in any Tax liabilities for the Company. (v) Neither the Company nor any of its Subsidiaries owns or has ever owned any direct or indirect interest in any entity constituting a controlled foreign corporation (within the meaning of Section 957 of the Code) or a passive foreign investment company (within the meaning of Section 1297 of the Code). (w) The Company and each of its Subsidiaries, if applicable, have fulfilled all of the tax obligations with respect to any Tax benefit program that may be in place, including, but not limited to, the obligations to comply with a maquiladora program, such as the Promotion of the Manufacturing, Maquila, and Export Service Industry in Mexico. (x) The sale of the Acquired Interests of the Company is not a taxable event in Mexico as the proceeds from such sale do not represent Mexican sourced income in accordance with the applicable Mexican Tax provisions. 2.10 Contracts and Commitments. (a) As of the date hereof, neither the Company nor any of its Subsidiaries is a party to, or bound by, any of the following (other than any Employee Benefit Plans): (i) any plan, program, arrangement, or Contract for the employment or service of any current or former (to the extent of any ongoing liability) officer, director, Employee, or consultant that (A) provides for the payment of total annual compensation in excess of seventy-five thousand dollars ($75,000), (B) provides for the payment of any

19 compensation or benefits as a result of the consummation of the transactions contemplated hereby, or (C) is not terminable upon thirty (30) days’ notice or less without any liability to the Company or any of its Subsidiaries; (ii) (A) any Contract or indenture relating to (x) borrowed money or other Indebtedness (y) the mortgaging, pledging, or otherwise placing a Lien on any material asset (tangible or intangible) or material group of assets (tangible or intangible), (B) any letter of credit arrangements, or (C) any guarantee of any of the foregoing; (iii) any Contract under which the Company or any of its Subsidiaries is (x) lessee of or holds or operates any equipment, vehicle, or other tangible personal property owned by any other party or (y) lessor of or permits any third party to hold or operate any such personal property owned or controlled by the Company or any of its Subsidiaries, except, in each case, for any lease or related leases of personal property under which the aggregate annual rental payments to any individual lessor do not exceed twenty- five thousand dollars ($25,000); (iv) any Contract requiring the Company or any of its Subsidiaries to make an investment in, or a loan or advance to, any Person; (v) any Contract for the acquisition, sale, disposition, assignment, or transfer of any equity or assets of the Business, other than with respect to the acquisition of disposition of Inventory in the ordinary course of business; (vi) any Contract with any Material Customer or Material Vendor; (vii) any Contract with respect to any Intellectual Property Rights (other than Incidental Licenses); (viii) any agent, sales representative, or distribution Contract involving the payment by the Company or any of its Subsidiaries of more than twenty thousand dollars ($20,000) annually; (ix) any Contract containing any non-competition, non-solicitation, or similar provision that otherwise prohibits the Company or any of its Subsidiaries from freely engaging in any respect in any business anywhere in the world; (x) any Contract that creates a partnership or joint venture, or a similar agreement involving a sharing of profits, losses, costs, or liabilities with any other Person; (xi) any Contract for capital expenditures or the acquisition or construction of fixed assets or purchase of capital assets requiring the payment by the Company or any of its Subsidiaries of an amount in excess of ten thousand dollars ($10,000), individually, or twenty-five thousand dollars ($25,000) in the aggregate for payments required by related Contracts, acquisitions, or constructions to any individual Person;

20 (xii) any Contract granting to any Person an option or a first refusal, first offer, “most favored nation,” or similar preferential right to purchase or acquire any material asset of the Company or any of its Subsidiaries or to act as supplier to the Company of any of its Subsidiaries, or purports to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge, or otherwise dispose of any material amount of assets; (xiii) any Contract with any Government Entity; (xiv) any settlement, conciliation, or similar Contract related to any Proceeding; (xv) any collective bargaining agreement or any other Contract with any labor union, labor organization, or other such employee representative (each a “CBA”), or severance agreements, programs, policies, or arrangements; (xvi) any purchase, sale, supply, or services Contract that contains volume requirements or commitments or exclusive pricing arrangements; (xvii) any other Contract involving, or that would reasonably be expected to involve, payments to or from the Company or any of its Subsidiaries in excess of twenty- five thousand dollars ($25,000) annually (other than Employee Benefit Plans); (xviii) any power of attorney executed or filed with any Government Entity with respect to the Company or any of its Subsidiaries; or (xix) any commitment or arrangement to enter into any of the foregoing. (b) Each of the Contracts and instruments set forth or required to be set forth on Schedule 2.10(a) are referred to herein as a “Material Contract” and are collectively referred to as the “Material Contracts.” As of the date hereof, (i) all of the Material Contracts are valid and binding obligations of the Company or one of its Subsidiaries, as applicable, and are enforceable against the Company or one of its Subsidiaries, as applicable, in accordance with their respective terms and are in full force and effect, (ii) neither the Company nor any of its Subsidiaries is in material default under, in breach of, or in receipt of any claim of default or breach under, any Material Contract and, to the Company’s Knowledge, the other party to such Material Contract is not in default under or in breach thereof, and has not threatened to default or materially alter the terms of any such Material Contract, (iii) no event has occurred which, with the passage of time or the giving of notice or both, would result in a material default or breach by the Company or one of its Subsidiaries, as applicable, or, to the Knowledge of the Company, any other party thereto, under any Material Contract, (iv) neither the Company nor any of its Subsidiaries has received notice of any termination, non-renewal, or cancellation by another party to any Material Contract, or of such party’s intention to terminate, fail to renew, or cancel any Material Contract, to which the Company or one of its Subsidiaries is a party and which would be material and adverse to the Company, and (v), to the Knowledge of the Company, no party to any Material Contract has any intention to terminate, fail to renew, or cancel any Material Contract.

21 (c) Prior to the date hereof, the Company has made available to the Buyer a true, complete, and correct copy of each written Material Contract, together with all amendments, written waivers, or other changes thereto, and a true, complete, and correct description of the material terms and conditions of each oral Material Contract, including any waivers or other changes thereto, whether written or oral. (d) No prepayments under any Material Contract have been made to or by the Company or one of its Subsidiaries, and each Material Contract was entered into on an arm’s length basis. 2.11 Intellectual Property Rights. (a) Schedule 2.11(a) sets forth a complete and accurate list of all of the following that are owned by, registered to, or filed in the name of, the Company or any of its Subsidiaries: (i) patents and patent applications; (ii) trademark registrations and applications, and trade names; (iii) registered copyrights and copyright applications; (iv) Internet domain names (clauses (i) through (iv), collectively, “Registered Intellectual Property Rights”); (v) social media accounts and handles; and (vi) Software. The Company or one of its Subsidiaries, as applicable, exclusively owns all right, title, and interest or has a valid and enforceable right to use, all Intellectual Property Rights necessary for, used or held for use in, the conduct of its business as currently conducted (collectively, the “Company Intellectual Property Rights”), free and clear of all Liens (other than Permitted Liens). All of the Registered Intellectual Property Rights that have been registered or been issued are valid, subsisting, and enforceable. (b) The Company and its Subsidiaries have taken commercially reasonable actions to protect, maintain, and enforce the Company Owned Intellectual Property Rights. Without limiting the foregoing, each current and former employee, consultant, and independent contractor of each of the Company and its Subsidiaries who is or was involved in or has materially contributed to the invention, creation, or development of any material Company Owned Intellectual Property during the course of employment or engagement with the Company or any of its Subsidiary has entered into written agreements with the Company or one of its Subsidiaries, as applicable, pursuant to which he, she, or it (i) agrees to protect the trade secrets and other confidential information of the Company and its Subsidiaries, as applicable, and (ii) assigns to the Company or one of its Subsidiaries, as applicable, all right, title and interest in and to all Intellectual Property Rights created or developed in the course of his, her, or its employment or other relationship with the Company or one of its Subsidiaries, and, to the Knowledge of the Company, no current or former employee, consultant or independent contractor is in breach of any such agreement. No current or former employee, consultant, contractor, or other third party has claimed any right, title, or interest in or to any Company Owned Intellectual Property Rights. (c) (i) There are no claims against the Company or any of its Subsidiaries that are presently pending or, to the Knowledge of the Company, threatened, contesting the validity, use, enforceability, ownership, or registrability of any of the Company Intellectual Property Rights, and no such claim has been brought in the last three (3) years, (ii) none of the Company or any of its Subsidiaries has in the last three (3) years infringed, misappropriated, or otherwise violated, and the conduct of the business by the Company and/or any of its Subsidiaries as currently conducted does not infringe, misappropriate, or otherwise violate any Intellectual Property Rights

22 of any Person, (iii) none of the Company or any of its Subsidiaries has received any notices during the last three (3) years (including cease-and-desist letters) alleging infringement, misappropriation, or violation of any Intellectual Property Rights of any Person or any unsolicited offers to license any Intellectual Property Rights, (iv) neither the Company nor any of its Subsidiaries has, during the last three (3) years, brought any claim alleging infringement, misappropriation, or other violation of any Company Intellectual Property Rights by any Person, and (v), to the Knowledge of the Company, no Person has, during the last three (3) years, infringed, misappropriated, or otherwise violated, any of the Company Owned Intellectual Property Rights. The Company Owned Intellectual Property Rights are not subject to any outstanding consent, settlement, decree, order, injunction, judgment, or ruling of any Government Entity restricting the use or ownership thereof. (d) Neither the Company nor any of its Subsidiaries has delivered, licensed, or made available, has a duty or obligation (whether present, contingent, or otherwise) to disclose, distribute, deliver, license or make available, in each case, including without charge, the source code for the Company Software, to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company or any of its Subsidiaries or a consultant or independent contractor engaged by the Company or any of its Subsidiaries to provide services in connection with the development or support of such Company Software and who is bound by written confidentiality obligations with respect to such source code. 2.12 Privacy and Data Security. (a) Each of the Company, its Subsidiaries, and, to the Knowledge of the Company, all vendors, processors, or other third parties acting for them or on their behalf in connection with the Processing of Personal Information or that otherwise have been authorized to have access to Personal Information in the possession or control of the Company or one of its Subsidiaries, has or have at all times complied in all material respects with each of the following to the extent applicable to the Company or any of its Subsidiaries: (i) Data Laws; (ii) rules for self- regulatory organizations including the Payment Card Industry Security Standard (the “PCI DSS”) and the Digital Advertising Alliance; (iii) industry standards, guidelines and best practices; (iv) the Company Privacy and Data Security Policies; and (v) contractual requirements or terms of use concerning the Processing of Personal Information to which the Company or any of its Subsidiaries is a party or is otherwise bound. (b) The signing, delivery, and performance of this Agreement and the consummation of the transactions contemplated under this Agreement do not and will not conflict with or result in a violation or breach of any Data Laws or Company Privacy and Data Security Policies (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for the Company or one of its Subsidiaries). (c) Each of the Company and its Subsidiaries maintains and is in compliance with a written information security program that: (i) includes reasonable and appropriate administrative, technical, and physical safeguards designed to protect and safeguard the availability, confidentiality, and integrity of transactions and Personal Information, including implementing procedures designed to prevent introduction of any virus or malware, and taking and storing on site and off site backup copies of such Personal Information; (ii) satisfies the

23 Company Privacy and Data Security Policies; (iii) is designed to protect against unauthorized access to the assets of the Company and its Subsidiaries or Personal Information and the systems of any third-party service providers that have access to such assets or Personal Information; and (iv) includes breach notification policies and procedures to provide notice to Persons regarding information security incidents involving acquisition, access, loss, theft, use, or disclosure of Personal Information in an unauthorized manner. (d) In the past four (4) years, no Personal Information in the possession or control of the Company or any of its Subsidiaries, or, to the Knowledge of the Company, held or Processed by any vendor, processor, or other third party for any of them or on their behalf, has been subject to any known or suspected data breach or other known or suspected security incident that presents a material risk of unauthorized access, disclosure, use, denial of use, alteration, corruption, destruction, compromise or loss of such Personal Information or that has caused or would reasonably be expected to cause a material disruption to the conduct of the Business or a risk to the individual privacy rights of potentially affected individuals (a “Security Incident”). (e) There are no complaints or notices or any pending or, to the Company’s Knowledge, threatened Proceedings, regarding the collection or use of Personal Information by or on behalf of the Company or one of its Subsidiaries, by any Government Entity, consumer, or other Person. There are no current and during the past four (4) years there have been no written or, to the Knowledge of the Company, oral complaints, legal actions, or regulatory investigations in relation to the Data Laws and Company Privacy and Data Security Policies. (f) The Company Systems are functional in all material respects and are sufficient in all material respects for the operation of the Business as currently conducted. The Company and its Subsidiaries have taken commercially reasonable actions to protect the security and integrity of the Company Systems, including all proprietary, confidential, sensitive or personal information stored, processed or transmitted thereby. The Company and its Subsidiaries maintain a disaster recovery plan with respect to the Company Systems, have tested such disaster recovery plan for effectiveness on a periodic basis, and such plan has been proven effective upon such testing in all material respects. In the past twenty-four (24) months, there have been no failures or continued substandard performance of, or bugs, viruses, or other disabling code in, the Company Systems that have caused any material disruption or interruption in the use of the Company Systems or the conduct of the Company’s or any of its Subsidiaries’ businesses. 2.13 Litigation. There are no, and for the last three (3) years there have not been, any material Proceedings (a) pending or, to the Knowledge of the Company, threatened against, relating to, or otherwise affecting the Company or any of its Subsidiaries, their respective assets, or any Leased Real Property or otherwise pertaining to the ownership of Acquired Interests or the operation of the Business, or (b) pending or threatened by the Company or any of its Subsidiaries against any Person, in each case, at Law or in equity, or before or by any Government Entity. Neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice within the past three (3) years of any audit, inquiry, or investigation pending or threatened against the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries is subject to any unsatisfied judgment, order, award or decree of any Government Entity. To the Knowledge of the Company, no facts or circumstances exist that could reasonably be expected to give rise to any such Proceeding. As of the date hereof, neither the Company nor

24 any of its Subsidiaries intends to initiate any Proceeding relating to the Business, its assets, or the Acquired Interests. 2.14 Brokerage. None of the Company or any of its Subsidiaries has retained, utilized, or been represented by any broker or finder in connection with the transactions contemplated by this Agreement. 2.15 Insurance. Schedule 2.15(a) contains a description of each material insurance policy, binder, or Contract carried or maintained by, or on behalf of, the Company or any of its Subsidiaries relating to insurance coverage and/or bonding and surety arrangements of the Company or any of its Subsidiaries (including the name of the insurer, the policy number, and the period, amount, and scope of coverage). The Company has delivered to the Buyer true and correct copies of each policy, binder or Contract listed or required to be listed on Schedule 2.15(a). Each such policy (a) is legal, valid, binding, and enforceable and in full force and effect and (b) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any insurance policy (including the payment of premium) maintained by it and, in the past three (3) years has not been denied insurance coverage. To the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute a breach or default, or permit any termination, modification or acceleration under any such policy. Schedule 2.15(b) sets forth a list of all material claims, if any, made by the Company or any of its Subsidiaries during the three (3)-year period prior to the date hereof against an insurer in respect of coverage under an insurance policy and there are no insured losses in excess of the applicable deductible for which claims have not been made. There are no claims pending, as to which coverage has been questioned, denied, or disputed, and no notice of cancellation or termination with respect to any such policy has been given. All premiums or payments due under all such insurance policies have been timely paid and each of the Company and its Subsidiaries, as applicable, is in compliance with the terms of each such insurance policy. Each such insurance policy is of the type and in the amount customarily carried by Persons conducting businesses similar to the business of the Company and its Subsidiaries and complies with all applicable Laws. Neither the Company nor any Subsidiary of the Company has any self-insurance or co-insurance programs. Each of the Company and its Subsidiaries has sufficient coverage levels under the insurance policies to comply in all material respects with all insurance requirements under the terms of any Material Contracts and there has been no gap in insurance coverage for any material risks covered by the policies, and none of the policies has, or will have, any retrospective premium adjustment, audit premium adjustment, experience-based liability or loss sharing cost adjustment. All of the assets of the Company and its Subsidiaries are currently insured against loss or damage under the policies, binders, and Contracts listed on Schedule 2.15(a). All potentially insurable claims of the Company or any of its Subsidiaries, as applicable, have been tendered to the insurance carrier in compliance with any applicable notice requirements. There are no material pending claims under such insurance policies with respect to which an insurer has questioned, denied, or disputed or otherwise reserved its rights to coverage. 2.16 Labor Matters. (a) No Employees are represented by a labor union or other labor organization, and neither the Company nor any of its Subsidiaries is party to, or bound by, any CBA or other

25 Contract or bargaining relationship with any labor union or other labor organization. There is, and in the last three (3) years there has been, no (i) unfair labor practice charge or complaint pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Government Entity, (ii) strike, slow down, lockout, work stoppage, material grievance, or material labor arbitration or other material labor dispute pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, and/or (iii) pending or, to the Knowledge of the Company, threatened union organizing activity. In the past three (3) years, no labor union, other labor organization, or group of employees of the Company or any of its Subsidiaries has made a demand for recognition, and there are no representation Proceedings presently pending or, to the Company’s Knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. (b) Each of the Company and its Subsidiaries is and during the past three (3) years has been in compliance, in all material respects, with all applicable Laws governing the employment of labor, including all such Laws relating to discrimination or harassment in employment; terms and conditions of employment; termination of employment; wages; overtime classification; hours; meal and rest breaks; occupational safety and health; plant closings; employee whistle-blowing; immigration and employment eligibility verification; defamation; background checks; employment practices; negligent hiring or retention; affirmative action and other employment-related obligations on federal contractors and subcontractors; classification of employees, consultants, and independent contractors; labor relations; collective bargaining; unemployment insurance; the collection and payment of withholding and/or social security Taxes and any similar Tax; employee benefits; and workers’ compensation (collectively, “Employment Matters”). (c) Each of the Company and its Subsidiaries: (i) has taken reasonable steps to properly classify and treat all of its Employees as “employees” and independent contractors as “independent contractors;” (ii) has taken reasonable steps to properly classify and treat all of its Employees as “exempt” or “nonexempt” from overtime requirements under applicable Law; and (iii) is not delinquent in any material payments to, or on behalf of, any current or former Employees or independent contractors for any services or amounts required to be reimbursed or otherwise paid. (d) There are no, and in the past three (3) years there have been no, pending, or to the Knowledge of the Company, threatened lawsuits, arbitrations, administrative charges, controversies, grievances, or claims by any Employee, independent contractor, former Employee, or former independent contractor of the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission, or any other Government Entity or arbitration board or panel relating to any Employment Matters. (e) There are no, and in the past three (3) years there have been no, pending, or to the Knowledge of the Company, threatened investigations or audits by any Government Entity relating to any Employment Matters of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Government Entity relating to any Employment Matters.

26 (f) To the Knowledge of the Company, no current or former Employee or independent contractor of the Company or any of its Subsidiaries is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation: (i) to the Company or any of its Subsidiaries or (ii) with respect to any employee or independent contractor of the Company or any of its Subsidiaries, to any third party with respect to such Person’s right to be employed or engaged by the Company or any of its Subsidiaries or to the knowledge or use of trade secrets or proprietary information. (g) Within the last three (3) years, neither the Company nor any of its Subsidiaries has effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; and neither the Company nor any of its Subsidiaries has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. No former Employee has suffered an “employment loss” (as defined in the WARN Act) within the past three (3) months. (h) Schedule 2.16(h)(i) sets forth a true, correct and complete listing, as of a date not more than five (5) days prior to the date of this Agreement, of the name of each individual employed by each of the Company and/or its Subsidiaries, together with such Employee’s position or function; annual base salary or wage; status as “exempt” or “nonexempt” for employment classification purposes; any incentive or bonus arrangements with respect to such Employee; and any severance potentially payable to such employee upon termination of employment. Schedule 2.16(h)(ii) sets forth a true, correct, and complete listing, as of a date not more than five (5) days prior to the date of this Agreement, of the name of each individual engaged by each of the Company and/or its Subsidiaries as an independent contractor, together with such individual’s compensation arrangement with the Company or any of its Subsidiaries and whether such individual has entered into a written agreement regarding his or her contractor engagement. The employment of each Employee of the Company or any of its Subsidiaries and the engagement of each independent contractor of the Company or any of its Subsidiaries is terminable at will by the Company or the applicable Subsidiary without any penalty, liability, severance obligation incurred by the Company or any of its Subsidiaries (other than any such obligation with respect to an applicable notice period). (i) The Company and its Subsidiaries have promptly, thoroughly and impartially investigated all sexual harassment or other workplace harassment allegations that are within the Knowledge of the Company. With respect to each such allegation with potential merit, the Company or one of its Subsidiaries, as applicable, has taken prompt corrective action that is reasonably calculated to prevent further harassment. None of the Company or any of its Subsidiaries reasonably expects any material Liability with respect to any such allegations, and to the Knowledge of the Company, there are no allegations relating to officers, directors, managers, Employees, contractors, or agents of the Company or any of its Subsidiaries, that, if known to the public, would bring the Company or the applicable Subsidiary into material disrepute.

27 2.17 Employee Benefits. (a) Schedule 2.17(a) sets forth a complete and correct list of each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), each bonus, incentive, deferred compensation, equity or equity-based, pension, retirement, profit sharing, savings, severance, retention, separation, employment, individual independent contractor, change of control, sick leave, vacation, health, welfare, fringe, Tax gross-up, and any other benefit or compensation plan, program, policy, agreement, Contract or arrangement, in each case that is maintained, sponsored, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries, with respect to which the Company or any of its Subsidiaries has any Liability (each an “Employee Benefit Plan” and collectively, “Employee Benefit Plans”). (b) With respect to each Employee Benefit Plan, the Company has made available to the Buyer complete and correct copies of the plan documents and any amendments thereto (or the written terms of any unwritten plan), the most recent summary plan description (and any summaries of material modifications thereto), the most recent IRS determination or opinion letter, the most recent annual report (Form 5500 series, with all applicable attachments), financial statements, all related trust agreements, insurance Contracts and other funding arrangements, all other material documentation pursuant to which each Employee Benefit Plan is maintained, funded, and administered, and copies of any non-routine correspondence with any Government Entity. (c) (i) Each Employee Benefit Plan has been established, maintained, funded and administered in material compliance with its terms and materially complies in form and in operation with all applicable requirements of ERISA, the Code, and other applicable Laws, (ii) with respect to each Employee Benefit Plan, all contributions or payments (including all required employer contributions, employee salary reduction contributions, and any applicable premium payments) that are due for any period ending prior to or on the Closing Date have been made within the time periods prescribed by the terms of each Employee Benefit Plan and applicable Law, and all contributions or payments for any period ending on or before the Closing Date that are not yet due have been made, paid, or properly accrued to the extent required, and (iii) no Proceeding (other than routine claims for benefits) relating to any Employee Benefit Plan is pending or, to the Company’s Knowledge, threatened. No event has occurred and no condition exists that has subjected or would reasonably be expected to subject the Company or any of its Subsidiaries to any material Tax under Section 4980H of the Code. (d) Each Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code is so qualified and has received a current determination or opinion letter that the Company or one of its Subsidiaries is currently entitled to rely upon from the IRS that such Employee Benefit Plan is so qualified, and no event has occurred and no circumstances exist that would reasonably be expected to adversely affect the qualification of such Employee Benefit Plan. (e) No Employee Benefit Plan is and neither the Company nor any ERISA Affiliate maintains, sponsors, contributes to, has any obligation to contribute to, or has any Liability under, or with respect to, any (i) “defined benefit plan” as defined in Section 3(35) of ERISA or any other plan that is or was subject to the funding requirements of Section 412 of the

28 Code or Section 302 or Title IV of ERISA, (ii) “multiemployer plan” as defined in Section 3(37) of ERISA, (iii) “multiple employer plan” within the meaning of Section 413(c) of the Code, or (iv) “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No Employee Benefit Plan is and neither the Company nor any of its Subsidiaries maintains, sponsors, contributes to, has any obligation to contribute to, or has any Liability under, or with respect to any plan, program, policy, Contract, agreement, or arrangement that provides for post-retirement or post-termination health or life insurance or other similar benefits (other than health continuation coverage required by Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, or other applicable Laws for which the covered Person pays the full cost of coverage). (f) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement or any related agreements will (alone or in combination with any other events), directly or indirectly: (i) result in the provision or payment to any current or former officer, director, manager, employee, or independent contractor of the Company or any of its Subsidiaries or any Designated Employee of any benefit or compensation (whether in cash, property, or the vesting of property and including any applicable benefits or compensation payable under any of the Employee Benefit Plans), (ii) accelerate the timing of payment, vesting or funding, or increase the amount or value, of any benefit or compensation (including any applicable benefits or compensation payable under the Employee Benefit Plans) payable to any such individuals, (iii) limit the right of the Company or any of its Subsidiaries or its or their respective successors to amend, merge or terminate any Employee Benefit Plan or (iv) result in any amount payable to any current or former officer, director, manager, employee, or independent contractor of the Company or any of its Subsidiaries or any Designated Employee being nondeductible under Section 280G of the Code or subject to an excise Tax under Section 4999 of the Code. (g) Neither the Company nor any of its Subsidiaries has any obligation to gross- up or indemnify any individual for any Taxes, including under Sections 409A or 4999 of the Code. (h) Each Employee Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all respects in operational and documentary compliance with Section 409A of the Code and all IRS guidance promulgated thereunder, to the extent such section and such guidance have been applicable to such Employee Benefit Plan, such that no Taxes or interest will be due and owing in respect of such Employee Benefit Plan failing to be in compliance therewith. 2.18 Compliance with Laws; Permits; Prohibited Payments; and Government Contracts. (a) Each of the Company and its Subsidiaries is, and for the past three (3) years has been, in compliance with all applicable Laws in all material respects. Except in each case as would not be expected to be material to the Company and its subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice, and no claims have been filed against the Company or any of its Subsidiaries alleging any violation of any Laws. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Government Entity, professional review organization,

29 accrediting organization, or certifying agency based upon any alleged improper activity on the part of such Person related to the Business. (b) Each of the Company and its Subsidiaries holds all permits, licenses, certificates, registrations, and other authorizations of all Government Entities required for the conduct of its business and the ownership and operation of its properties (“Permits”). Schedule 2.18(b) sets forth a list of all Permits, all of which are in full force and effect and constitute all Permits necessary for the lawful operation of the Business in the manner in which it is conducted as of the date of this Agreement. No written or, to the Knowledge of the Company, oral notices have been received by the Company or any of its Subsidiaries alleging the failure to hold any permit, license, certificate, registration or other authorization of, or issued by, any Government Entity or any threat relating to the suspension, revocation, restriction, or modification of any Permits, or the imposition of any fine, penalty, or other sanctions, and each of the Company and its Subsidiaries has, at all times during such period, properly filed and reported all material information required by any Government Entity with respect to all Permits. To the Knowledge of the Company, no Government Entity has issued a decision not to renew any Permits. Each of the Company and its Subsidiaries is in compliance with all material terms and conditions of all Permits which it holds. No Person other than the Company or one of its Subsidiaries, as applicable, owns or has any proprietary, financial, or other interest (direct or indirect) in any Permits. (c) Neither the Company nor any Affiliate thereof, nor any of their respective directors, managers, officers, employees, or, to the Knowledge of the Company, agents or other Persons acting on behalf of, or for the benefit of, any of the foregoing, has and for the last five (5) years has not, directly or indirectly, (i) made, offered, or agreed to make, any contribution, payment, loan, gift, or transfer of anything of value to any Government Official, candidate for public office, political party or political campaign where such contribution, payment, loan, gift or transfer of anything of value was illegal under the applicable Laws of any federal, state, local, or foreign jurisdiction, (ii) made, offered, or agreed to make, any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local, or foreign public office in violation of any applicable Law, (iii) paid, offered, or agreed to pay or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, (iv) made, offered, or agreed to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures, (v) established or maintained any unlawful fund of corporate monies or other properties, (vi) created or caused, or is aware of, the creation of any false or inaccurate books and records of the Company or any of its Subsidiaries or the Seller related to any of the foregoing or (vii) otherwise violated any provision of the Anti-Corruption Laws, or any other applicable anti-corruption or anti-bribery Law. (d) Neither the Company nor any Affiliate thereof, nor any of their respective directors, managers, officers, employees, or, to the Knowledge of the Company, agents, in the past five (5) years: (i) has been or is a Sanctioned Person; (ii) has transacted any business directly or indirectly with any Sanctioned Person or otherwise violated Sanctions; or

30 (iii) has violated any applicable Ex-Im Law. (e) Neither the Company nor any Affiliate thereof, nor any of their respective directors, managers, officers, employees, or, to the Knowledge of the Company, agents is the subject of any voluntary disclosure, prosecution, other enforcement action, or has been subject to any fines, penalties or, to the Company’s Knowledge, any allegation or investigation related to any Anti-Corruption Laws, Sanctions, or Ex-Im Laws. (f) Neither the Company nor any of its Subsidiaries is, or has ever been, party to any Contract with a Government Entity. 2.19 Environmental and Safety Matters. (a) Each of the Company and its Subsidiaries is, and for the past five (5) years has been, in material compliance with all applicable Environmental and Safety Laws in all respects, including by obtaining, maintaining, and complying in all material respects with all permits, licenses, certificates, registrations, and other authorizations required pursuant to Environmental and Safety Laws for the conduct of the Business, the ownership and operation of its properties, and the occupation of the Leased Real Property. Neither the Company nor any of its Subsidiaries has received, any written or, to the Knowledge of the Company, oral notice, report, or other information regarding any violation of, or material Liability under, or any investigatory, remedial, or corrective obligation under any Environmental and Safety Laws or with respect to Hazardous Substances, relating to the Company, its Subsidiaries or any of the Company’s or Subsidiaries’ facilities, in each case that is material to the Company and the subject of which is unresolved. (b) Except in material compliance with applicable Environmental and Safety Law, no Hazardous Substances are or have been present, there is no Remediation or corrective action being performed, and there is no, and has been no, Release or to the Knowledge of the Company, threatened Release of Hazardous Substances comprising the Leased Real Property or any property formerly owned, leased, or operated by, or for, the Company, any of its Subsidiaries, or any of their respective predecessor entities. Neither the Company nor any of its Subsidiaries is materially liable for any Release of, threatened Release of, or contamination by, Hazardous Substances or otherwise under any applicable Environmental and Safety Law. (c) There is no pending or, to the Knowledge of the Company, threatened investigation by any Government Entity, nor any pending or, to the Knowledge of the Company, threatened Proceeding with respect to the Company or any of its Subsidiaries relating to Hazardous Substances or Remediation or corrective action obligations or otherwise under any Environmental and Safety Law that is material to the Company. (d) Each of the Company and its Subsidiaries holds all Environmental Permits and is, and has been, in material compliance therewith. Neither the execution, delivery, or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) require any material notice to, or consent of, any Government Entity or other Person pursuant to any applicable Environmental and Safety Law or Environmental Permit or (ii) subject any Environmental Permit to suspension, cancellation, modification, revocation, or nonrenewal.

31 (e) There has been no treatment, generation, storage, transportation, handling, release, disposal, or arrangement for the disposal of, contamination by, or exposure of any Person to, any Hazardous Substance that has given or would give rise to any material Liabilities for the Company or any of its Subsidiaries pursuant to applicable Environmental and Safety Laws. (f) Neither the Company nor any of its Subsidiaries has assumed, become subject to, or provided an indemnity with respect to, any material Liability of any other Person relating to applicable Environmental and Safety Laws. (g) The Company has made available to the Buyer all environmental, health, and safety assessments, audits, reports, correspondence with Government Entities, and other material documents in the possession, custody, or control of the Company or any of its Subsidiaries or the Seller that relate to the Company’s and/or its Subsidiaries’ compliance with applicable Environmental and Safety Laws, the Business, the Company or any of its Subsidiaries, or any current or former properties, facilities, or operations thereof. 2.20 Affiliate Transactions. (a) Neither the Seller nor any employee, shareholder, officer, director, or Affiliate of the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any Person who is an Affiliate of the foregoing (collectively, “Related Persons”) is a party to any Contract, commitment, arrangement, or transaction with the Company or any of its Subsidiaries or that pertains to the business of the Company or any of its Subsidiaries (other than employment- related Contracts between any such Related Person, on the one hand, and the Company or one of its Subsidiaries, on the other hand, entered into in the ordinary course of business). (b) As of the Closing, there will be no outstanding or unsatisfied Liabilities of any kind (including inter-company accounts, notes, guarantees, loans, or advances) between the Company or any of its Subsidiaries, on the one hand, and any Related Person, on the other hand. 2.21 Real Property. (a) Schedule 2.21(a) sets forth the address of each Leased Real Property, the lessee and lessor thereof, and a true and complete list of all leases, subleases, and other occupancy agreements pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property, including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto (the “Leases”). The Company has made available to the Buyer true and complete copies of all the Leases. The Company or one of its Subsidiaries, as applicable, has a good and valid leasehold or possessory interest in and to all of the Leased Real Property free and clear of all Liens. The Company or one of its Subsidiaries, as applicable, is in good standing as a lessee or sublessee, as applicable, and all rents due and owing as of the date of this Agreement (other than to the extent included as a current liability reflected in the Net Working Capital) and all demands for payment of additional rent or other amounts under such leases or subleases shall have been paid. All of the Leases are valid and binding obligations of the Company or one of its Subsidiaries, as applicable and enforceable against the Company or one of its Subsidiaries, as applicable, in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting creditors’ rights generally or by

32 general principles of equity. Neither the Company nor any of its Subsidiaries is in material default under or in breach of, or in receipt of any claim of material default or breach under, any Lease to which it is a party. To the Company’s Knowledge, no event has occurred or circumstances exist which, with the passage of time or the giving of notice or both, would result in a material default or material breach by the Company or any of its Subsidiaries, as applicable, under any Lease. To the Company’s Knowledge, no other party to such Lease is in breach or default thereunder. Neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice of any termination or cancellation (or notice of intention to exercise or not exercise any option) by the other party to any Lease. The Company’s or one of its Subsidiaries’, as applicable, possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed and, to the Company’s Knowledge, there are no disputes with respect to such Lease. Neither the Company nor any of its Subsidiaries has subleased, licensed, or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof. Neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in such Lease or any interest therein. Neither the Company or any of its Subsidiaries has used or allowed any other Person to use any of the Leased Real Property for any purpose other than the operation of the Business in the ordinary course as presently conducted. No Person (other than the Company or one of its Subsidiaries) is in possession of all or any portion of the Leased Real Property, under any unrecorded lease, tenancy at-will, or otherwise. To the Company’s Knowledge, there are no Contracts to purchase any Leased Real Property or other outstanding rights of occupancy, options, rights of first refusal with respect to any of the Leased Real Property or any portion thereof or interest therein. All buildings and facilities located on the Leased Real Property are supplied with utilities and other services necessary for the operation of such buildings and facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for the current uses of the Leased Real Property. Neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice of any, and to the Knowledge of the Company, there is no, outstanding or pending violation in any material respect of any zoning Law relating to or affecting the Leased Real Property or any proposed or pending Proceedings to change or redefine the zoning classification of all or any portion of the Leased Real Property. To the Knowledge of the Company, there are no variances, exceptions, or other special considerations in favor of the Company with regard to the Leased Real Property that will terminate upon the consummation of the transactions contemplated by the Transaction Documents. To the Knowledge of the Company, there are no threatened appropriation, condemnation, or like Proceedings relating to the Leased Real Property. Neither the Company nor any of its Subsidiaries owns any real property. (b) The Leased Real Property constitutes all of the real property leased or occupied (i) in connection with the Business, (ii) by each of the Company and its Subsidiaries and (iii) as necessary for the continued operation of the Business as presently conducted. (c) The Leased Real Property are in good operating condition and repair and not in need of material maintenance or repair, or replacement, except for ordinary, routine maintenance that is not material in nature or cost and that has not been unduly delayed. 2.22 Customers, Vendors and Carriers. Schedule 2.22 sets forth (a) a list of the top ten (10) customers of the Company and its Subsidiaries, based on the consolidated gross revenues (“Material Customers”) and (b) a list of the top ten (10) vendors of the Company and its

33 Subsidiaries, based on the consolidated gross revenues (“Material Vendors”), in each case, for the fiscal year ended May 27, 2022 and as reasonably expected for the twelve (12)-month period ending on May 27, 2023, respectively. Neither the Company nor any of its Subsidiaries has received any notice from any of the Material Customers that its intends to materially and adversely modify its relationship with the Company or any of its Subsidiaries or stop, materially decrease the rate of, or materially change the payment or price terms, or threaten to do the same, with respect to, buying products or utilizing services from the Company or any of its Subsidiaries, in each case, whether upon consummation of the transactions contemplated by the Transaction Documents or otherwise. Neither the Company nor any of its Subsidiaries has received any notice from any of the Material Vendors that its intends to materially and adversely modify its relationship with the Company or any of its Subsidiaries or stop, materially decrease the rate of, or materially change the payment or price terms, or threaten to do the same, with respect to, providing products or services to the Company or any of its Subsidiaries. No Material Customer or Material Vendor has terminated, cancelled or failed to renew, or given the Company or any of its Subsidiaries written or, to the Knowledge of the Company, oral notice of its intention to terminate, cancel, or fail to renew, its business relationship with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is involved, and in the last three (3) years has not been involved, in any material action, suit, litigation, charge, complaint, claim, arbitration or Proceeding with any of the Material Customers or Material Vendors, and, as of the date hereof, to the Company’s Knowledge, there exists no facts or circumstances that would result in any such material action, suit, litigation, charge, complaint, claim, arbitration, or Proceeding being initiated. 2.23 Regulatory Compliance. (a) All Products currently being manufactured, tested, developed, processed, labeled, stored, or distributed by, or on behalf of, the Company or any of its Subsidiaries, which are subject to the jurisdiction of the FDA or any comparable Government Entity, are being manufactured, tested, developed, processed, labeled, stored, distributed, and marketed and promoted (including promotions on the websites of each of the Company and its Subsidiaries) in compliance in all material respects with all applicable Regulatory Laws: (i) none of the Products are, or have been, “adulterated” or “misbranded” within the meaning of the U.S. Federal Food, Drug, and Cosmetic Act at the time such Products were sold by the Company or one of its Subsidiaries, and none of the Products constituted an article prohibited from introduction into interstate commerce by the FDA at the time of its manufacture, distribution, delivery, or sale by the Company; (ii) the operations of each of the Company and its Subsidiaries are and have been in compliance in all material respects with all applicable Regulatory Laws, including those related to recordkeeping, food safety, food additives, food contact substances, supplier verification, current good manufacturing practices, and food or alcohol labeling and advertising; (iii) each of the Company and its Subsidiaries has obtained all necessary registrations and certifications to operate in compliance in all material respects with all applicable Regulatory Laws, including, but not limited to, registration of any food facilities

34 as required pursuant to the federal Public Health Security Act and Bioterrorism Preparedness and Response Act of 2002; and (iv) each Product has conformed in all respects to any promises or affirmations of fact made on the Product container or label or in any Product-related marketing, advertising, promotional, or similar materials and the Company and its Subsidiaries each possess the appropriate certifications or scientifically reliable materials to substantiate all such claims. (b) None of the Company or its Subsidiaries has received, nor are any of the Company or its Subsidiaries subject to, any administrative or regulatory action, warning or untitled letter, notice of violation letter, Form FDA-483, or other similar notice or complaint or compliance or enforcement action from or by the FDA or any comparable Government Entity asserting that the testing, importation, manufacture, distribution, marketing, or sale of any Product is not in compliance with any applicable Regulatory Laws and, to the Knowledge of the Company, none of the foregoing is threatened. Furthermore, the Company and each of its Subsidiaries has made all material notifications, submissions, and reports required by the FDA or any comparable Government Entity. (c) None of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective suppliers has received written, or to the Knowledge of the Company, oral notice of, or been subject to, any seizure, injunction, detention, refusal of admittance, civil penalty, criminal investigation or penalty, disqualification or debarment, in each case of the foregoing, relating to any of (i) the Products, (ii) the components or ingredients in such Products, or (iii) the facilities of the Company or any of its Subsidiaries at which such Products are manufactured or stored. (d) No Product has been subject to any recall (as defined under 21 C.F.R. Part 7 or its equivalent in any other applicable jurisdictions) or any related seizure or detainment of such Product (each a “Product Event”). To the Knowledge of the Company, there are no facts or circumstances reasonably likely to cause (i) a Product Event, (ii) a safety communication, or (iii) a termination, seizure, or suspension of marketing of any Product. No Proceeding seeking the withdrawal, recall, suspension, import detention, or seizure of any Product is pending or, to the Knowledge of the Company, threatened. 2.24 Product Warranties. There are no express warranties outstanding with respect to any Products or any services rendered by the Company or any of its Subsidiaries in connection with the Business. There have been no (i) recalls of any Products or (ii) legal Proceedings (whether completed or pending) seeking the recall, suspension, or seizure of any Products. Each Product that has been manufactured, sold, distributed, shipped, or licensed by the Company or any of its Subsidiaries contains all warnings required by applicable Law and such warnings are in accordance with reasonable industry practice.

35 Article III Representations and Warranties of the Seller As a material inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller makes to the Buyer the representations and warranties contained in this Article III as of the date hereof, except to the extent such representations and warranties are specifically made as of a particular date (in which case the Seller makes the representations and warranties as of such particular date) and except as disclosed by the Seller in the Disclosure Schedule. 3.1 Organization. The Seller is a corporation duly organized, validly existing, and is in good standing under the Laws of California. The Seller possesses full power and authority necessary to own, lease, and operate its assets and properties and to carry on its business as currently conducted. 3.2 Authority; No Conflict; Required Filings and Consents. (a) The Seller possesses the full legal right and all requisite corporate power and authority necessary in order to fully effectuate the terms and conditions of this Agreement and the other Transaction Documents (to the extent a party thereto), to perform the Seller’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Seller of this Agreement and the other Transaction Documents (to the extent a party thereto) has been duly and validly authorized by all necessary action (corporate or otherwise) on the part of the Seller. This Agreement and each Transaction Document to which the Seller is a party constitutes a valid and binding obligation of the Seller and the other Transaction Documents to which the Seller is a party, or when executed and delivered by the Seller in accordance with the terms thereof, shall constitute a valid and binding obligation of the Seller, in each case, enforceable against the Seller in accordance with its terms, except in each case as may be limited by applicable bankruptcy, insolvency or similar Laws affecting creditors’ rights generally or by general principles of equity. This Agreement has been, and the Transaction Documents to which the Seller is a party will be, duly and validly executed and delivered by the Seller. (b) The execution, delivery, and performance by the Seller of this Agreement and the other Transaction Documents to which the Seller is or will become a party, and the consummation by the Seller of the transactions contemplated hereby and thereby, do not and will not (i) violate any Law applicable to the Seller or (ii) require the consent or approval of, notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under, result in the acceleration or termination of, any instrument or agreement to which the Seller is a party or by which the Seller may be bound or affected, except to the extent that the occurrence of the foregoing items would not reasonably be expected to have a material adverse effect on the Seller’s ability to consummate the transactions contemplated hereby. (c) The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which the Seller is or will become a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not require filing with, or any authorization, consent, approval, exemption or other action by, or notice or

36 declaration to, or filing with, any Government Entity, except to the extent that the occurrence of the foregoing items would not reasonably be expected to have a material adverse effect on the Seller’s ability to consummate the transactions contemplated hereby. 3.3 Title to Acquired Interests. The Seller holds of record and owns beneficially all of the Acquired Interests set forth on Schedule 2.2, and the Seller has good, marketable, and valid title to the Acquired Interests, free and clear of all Liens (other than restrictions on transfer arising under the Securities Act and state securities Laws). The Seller is not a party (a) to any option, warrant, put right, call right, purchase right, subscription right, conversion right, exchange right, or other agreements or commitments that would reasonably be expected to require the Seller to dispose of or acquire any of the Acquired Interests held by the Seller (other than this Agreement) or (b) any voting trust, proxy, or other agreement or understanding with respect to the voting of the Acquired Interests held by the Seller. At the Closing, the Seller will deliver to the Buyer good, marketable, and valid title to the Acquired Interests, free and clear of all Liens (other than restrictions on transfer arising under the Securities Act and state securities Laws). 3.4 Brokerage. The Seller is not obligated for the payment of brokerage commissions, finders’ fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Seller is a party for which the Company or any of its Subsidiaries (after the Closing) or the Buyer could become obligated. 3.5 Litigation. There are no Proceedings pending or, to the Knowledge of the Seller, threatened by or against the Seller before any Government Entity (i) that would, if adversely determined, be reasonably be expected to have a material adverse effect on the Seller’s ability to consummate the transactions contemplated hereby or (ii) challenging or that would reasonably be expected to have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby. There are no settlement agreements or similar written agreements with any Government Entity or other Person and no outstanding orders, judgments, stipulations, decrees, injunctions, determinations or awards issued by any Government Entity against the Seller which relate to the Seller’s ownership of the Acquired Interests, or that would otherwise prevent or materially delay the Closing. To the Knowledge of the Seller, no facts or circumstances exist that could reasonably be expected to give rise to any such Proceeding. As of the date hereof, the Seller does not intend to initiate any Proceeding relating to the Business. 3.6 Compliance with Laws; Inspections and Investigations. (a) The Seller is not in violation of any Law, order or permit which violation could (i) affect the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby; (ii) be material to the Business; or (iii) impair the Seller’s obligation to perform fully on a timely basis any material obligations which Seller has under the Transaction Documents. (b) To the Knowledge of the Seller, the Seller has not been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Government Entity, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity on the part of such Person related to the Business.

37 Article IV Representations and Warranties of the Buyer As a material inducement to the Company and the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer makes to the Company and the Seller the representations and warranties contained in this Article IV as of the date hereof, except to the extent such representations and warranties are specifically made as of a particular date (in which case the Seller makes the representations and warranties as of such particular date). 4.1 Organization. The Buyer is a limited liability company duly organized, validly existing and is in good standing under the laws of Delaware. The Buyer possesses full power and authority necessary to own, lease, and operate its assets and properties and to carry on its business as currently conducted. 4.2 Authority; No Conflict; Required Filings and Consents. (a) The Buyer possesses full legal right and all requisite limited liability company power and authority necessary to execute and deliver this Agreement and the other Transaction Documents (to the extent a party thereto) and any and all instruments necessary or appropriate in order to fully effectuate the terms and conditions of this Agreement and the other Transaction Document, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents (to the extent a party thereto) has been duly and validly authorized by all necessary limited liability company action. This Agreement constitutes, and the Transaction Documents to which the Buyer is a party, when executed and delivered by the Buyer in accordance with the terms thereof will constitute, a valid and legally binding obligation of the Buyer, each enforceable against the Buyer in accordance with its terms, except in each case as may be limited by applicable bankruptcy, insolvency, or similar Laws affecting creditors’ rights generally or by to general principles of equity. This Agreement has been, and the Transaction Documents to which the Buyer is a party will be, duly and validly executed and delivered by the Buyer. (b) The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents to which it is or will become a party, and the consummation by the Buyer of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or violate the Organizational Documents of the Buyer, (ii) violate any Law applicable to the Buyer or its assets or properties, or (iii) require the consent of, notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under, result in the acceleration or termination of, or result in the creation of any Lien upon any property or assets of the Buyer, except to the extent that the occurrence of the foregoing items would not reasonably be expected to have a material adverse effect on the Buyer’s ability to consummate the transactions contemplated hereby. (c) The execution, delivery, and performance by the Buyer of this Agreement and the other Transaction Documents to which the Buyer is or will become a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not require

38 any filing with, or authorization, consent, approval, exemption, or other action by, or notice or declaration to, or filing with, any Government Entity. 4.3 Brokerage. The Buyer is not obligated for the payment of brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Buyer is a party or to which the Buyer is subject for which the Seller or the Company could become obligated. 4.4 Litigation. There are no Proceedings pending or, to the Knowledge of the Buyer, threatened by or against the Buyer before any Government Entity (i) that would, if adversely determined, be reasonably be expected to have a material adverse effect on the Buyer’s ability to consummate the transactions contemplated hereby or (ii) challenging or that would reasonably be expected to have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with any of the transactions contemplated by this Agreement or any of the Transaction Documents. To the Knowledge of the Buyer, no facts or circumstances exist that could reasonably be expected to give rise to any such Proceeding. As of the date hereof, the Buyer does not intend to initiate any Proceeding. 4.5 Investment. The Buyer is acquiring the Acquired Interests for its own account, for investment only, and not with a view to any resale or public distribution thereof. The Buyer shall not offer to sell or otherwise dispose of the Acquired Interests in violation of any legal requirement applicable to any such offer, sale, or other disposition. The Buyer acknowledges that (i) the Acquired Interests have not been registered under the Securities Act, or any state or foreign securities laws, (ii) there is no public market for the Acquired Interests and there can be no assurance that a public market shall develop and (iii) it must bear the economic risk of its investment in the Acquired Interests for an indefinite period of time. The Buyer is an “Accredited Investor” within the meaning of Rule 501 of Regulation D of the Securities Act, as presently in effect. Article V Covenants and Agreements 5.1 [Reserved.] 5.2 Restrictive Covenants. (a) Covenant Not to Solicit or Hire. The Seller hereby covenants and agrees that during the period beginning on the date of this Agreement and ending on the fifth (5th) anniversary of the date hereof, except pursuant to a written agreement with the Buyer, the Seller shall not, and shall cause its Affiliates and its and such Affiliates’ employees, officers, directors, managers and agents acting on behalf of Seller or its Affiliates to not, (i) solicit to employ or actually employ (A) any known employee of the Buyer, the Company or any of its Subsidiaries, or any of their respective Affiliates of (B) any known individual service provider of the Company or any of their respective Affiliates that was employed by Guarantor or its Subsidiaries immediately prior to the Closing (“Restricted Persons”) nor (ii) to solicit any Restricted Person to leave the employ of or cease providing services to the Buyer, the Company or any of its Subsidiaries, or their respective Affiliates; provided, that the foregoing shall not prohibit (x) any

39 Person from making general employment solicitations so long as such solicitations are not specifically targeted at any Restricted Person and no Restricted Person is hired as a result thereof, (y) whose employment with, or service to, the Buyer, the Company and any of its Subsidiaries was terminated at least six (6) months prior to the commencement of such solicitation or employment discussions or (z) such activities set forth on Schedule 5.2(a). (b) Non-Competition. The Seller hereby covenants and agrees that during the period beginning on the date of this Agreement and ending on the fifth (5th) anniversary of the date hereof, the Seller shall not, and shall cause its Affiliates and its and such Affiliates’ employees, officers, directors, managers and agents not to, (i) acquire, finance, own any interest in, manage, control, participate in, or in any manner engage in, directly or indirectly, a Competitive Business, (ii) take any action intended to interfere with, impair, subvert, disrupt, or alter the relationship, contractual or otherwise, among the Buyer, the Company, their respective Affiliates or their respective Subsidiaries and any known customer, supplier, distributor, developer, service provider, licensor or licensee, or other material business relation of the Buyer, the Company, their respective Affiliates or their respective Subsidiaries related to the Competitive Business; provided, however, that neither the Seller nor any of its Affiliates shall be prohibited from owning up to five percent (5%) of the outstanding stock of any Person that is publicly traded on a national securities exchange or in the over the counter market so long as such Person has no active participation in the business or management of such Person. (c) Confidentiality. The Seller and the Buyer each agree that, during the period beginning on the date of this Agreement and ending on the fifth (5th) anniversary of the date hereof, except with respect to Company Confidential Information or Buyer Confidential Information disclosed hereunder that constitutes a trade secret under applicable law, with respect to which the obligations hereunder shall continue for the greater of such five (5)-year period and the period of time such information retains its status as a trade secret, as determined under applicable law, the Seller and Buyer shall, and shall cause each of their respective Affiliates and their and such Affiliates’ employees, officers, directors, managers and agents to, keep the Company Confidential Information and Buyer Confidential Information, as applicable, strictly confidential and shall not, and shall cause their and their controlled Affiliates’ employees, officers, directors, managers and agents not to, disclose (except as expressly permitted by this Agreement) any portion of the Company Confidential Information and Buyer Confidential Information, as applicable, to any Person; provided that the Seller and the Buyer, their Affiliates and their and such Affiliates’ employees, officers, directors, managers and agents may disclose, furnish, disseminate, make available or use any such information (i) in accordance with Section 10.2, and (ii) to the extent required or compelled by applicable Law (including by request for information or documents in any legal Proceeding, interrogatory, discovery requests, subpoena, civil investigative demand, or similar process or otherwise) other than in accordance with Section 10.2 to disclose any Company Confidential Information and Buyer Confidential Information, as applicable, in which case the Seller or Buyer, as applicable, shall promptly notify (unless prohibited by Law) the other party in writing of such requirement so that such other party may seek an appropriate protective order or waive compliance with the provisions of this Agreement applicable to such portion of the Company Confidential Information or Buyer Confidential Information, as applicable. If, in the absence of a protective order or the receipt of a waiver hereunder, such Person, upon the advice of legal counsel, is required to disclose any Company Confidential Information or Buyer Confidential Information, as applicable, such Person may disclose only that portion of such Company

40 Confidential Information and Buyer Confidential Information, as applicable, that such Person is legally required to disclose; provided, however, that such Person shall use commercially reasonable efforts to obtain a protective order or other assurance that confidential treatment will be accorded to such Company Confidential Information or Buyer Confidential Information by such Person. The Seller acknowledges that (y) the Buyer and its Affiliates are engaged in the business of private equity investing and may from time to time invest in entities that develop and utilize technologies, products or services that are similar to or competitive with those of the Seller and its Affiliates, and (z) except insofar as this Agreement restricts the disclosure of the Buyer Confidential Information, Section 5.2(c) of this Agreement shall not prevent the Buyer or its Affiliates from (1) engaging in or operating any business, (2) entering into any agreement or business relationship with any third party, or (3) evaluating or engaging in investment discussions with, or investing in, any third party, whether or not competitive with the Seller or any of its Affiliates. (d) Non-Disparagement. The Seller shall not, and shall cause its Affiliates and its and such Affiliates’ employees, officers, directors, managers and agents not to, directly or indirectly, disparage the Business, the Buyer, or any of its Affiliates in any way that is reasonably expected to adversely impact the goodwill, reputation, or business relationships of the Business, the Buyer, or any of its Affiliates with the public generally, or with any of their customers, suppliers, independent contractors, or employees; provided, however, that the foregoing provision shall not in any way limit the Seller, its Affiliates and its and such Affiliates’ employees, officers, directors, managers and agents from making truthful responses to any legal process or Proceedings. (e) Remedies. The Seller and the Buyer each expressly acknowledge and agree that (A) each of the restrictions contained in this Section 5.2 are reasonable in all respects (including with respect to subject matter and time period) and such restrictions are necessary to protect the Buyer’s interest in, and value of, the Company’s and its Subsidiaries’ business (including the goodwill inherent therein), (B) the transactions contemplated by this Agreement constitute good, valid, and binding consideration for the Seller’s and Buyer’s obligations, covenants, and agreements contained in this Agreement, and (C) the Seller and the Buyer would not have entered into this Agreement, the documents entered into in connection herewith, or any of the transactions contemplated thereby or hereby without the restrictions contained in this Section 5.2. (ii) The Seller acknowledges and agrees that the amount of actual damages suffered by the Buyer in the event of an actual or threatened breach of this Section 5.2 would be difficult or impossible to accurately calculate and there will be irreparable damages to the Buyer in the event of such an actual or threatened breach. Consequently, the Seller agrees that, in addition to any other remedy or relief to which the Buyer may be entitled, in the event of a breach or threatened breach of this Section 5.2, the Buyer and its successors and assigns shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Section 5.2, and to enforce specifically the performance by the Seller, and hereby agrees to waive any defense in any suit that the Buyer has an adequate remedy at Law and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief.

41 (iii) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.2 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Section 5.2 shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The parties hereto intend that the covenants of this Section 5.2 shall be deemed to be a series of separate covenants, one for each county or province of each and every state, commonwealth, territory or jurisdiction of each county or province anywhere in the world and one for each month of the restricted period specified therein. (iv) Notwithstanding anything to the contrary set forth herein, the parties acknowledge and agree that this Section 5.2(e) is not intended to be, and is not, an admission or acknowledgement by any Person that money damages or any other monetary payment would be a sufficient remedy for a breach of this Section 5.2, or that the inability to obtain a monetary remedy by virtue of the limitations in this Section 5.2(e) will limit a party’s ability to obtain injunctive relief or specific performance in accordance with this Section 5.2(e). 5.3 Release. As a material inducement to the Buyer to enter into this Agreement, effective as of the Closing, the Seller, on behalf of itself and its Affiliates, whether directly or indirectly, agrees not to sue and fully releases and forever discharges the Buyer, the Company, its Subsidiaries and each of their respective Affiliates, equityholders, directors, officers, assigns and successors, past and present (collectively, the “Released Persons”), with respect to and from any and all claims, demands, rights, Liens, contracts, covenants, Proceedings, causes of action, Liabilities, obligations, debts, expenses (including reasonable attorneys’ fees) and losses of whatever kind or nature, in each case arising on or prior to the Closing Date, in Law, equity or otherwise, whether now known or unknown, and whether or not concealed or hidden, all of which the Seller or any of its Affiliates now owns or holds or has at any time owned or held against the Released Persons; provided, that nothing in this Section 5.3 shall prohibit the Seller or any of its Affiliates from enforcing, and the foregoing covenants shall not apply to, any rights pursuant to this Agreement or any other Transaction Document. It is the intention of the Seller that such release be effective as a bar to each and every claim, demand and cause of action hereinabove specified and in furtherance of such intention, the Seller, on behalf of itself and its Affiliates, hereby expressly waives, effective as of the Closing, any and all rights and benefits conferred upon the Seller or any of its Affiliates by the provisions of applicable Law or regulation and expressly consents that this release will be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as those relating to any other claims, demands and causes of action hereinabove specified, but only to the extent such section is applicable to releases such as this. In addition, the Seller, on behalf of itself and its Affiliates, specifically waives the benefit of any and all provisions, rights, and benefits conferred by any Law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil

42 Code section 1542, as well as the rights and benefits conferred by California Civil Code section 1542 itself, which reads as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The foregoing release is a bargained for and essential element of the consideration for the parties’ agreement to enter into this Agreement on the terms set forth herein. 5.4 Seller Marks. (a) Retained Ownership. The Buyer acknowledges that as between the Seller and the Buyer, the Seller exclusively owns all Trademarks that are not used exclusively or primarily in connection with the Business, including “Curation Foods” (collectively, the “Seller Marks”) and, other than as expressly set forth in Section 5.4(b) or 5.4(d), (i) as of the Closing Date, all right of the Company to use the Seller Marks terminates and reverts to the Seller and (ii) the Buyer and its Affiliates (including, as of the Closing Date, the Company) have no rights, and are not acquiring any rights, to use the Seller Marks after the Closing Date. (b) Transitional Trademark Use and Transition Efforts. (i) The Buyer and the Company may, for up to five (5) years after the Closing Date (the “Transition Period”), (i) sell and distribute in the ordinary course of business any Inventory of the Business that may bear any of the Seller Marks and (ii) use in connection with the Business any signage, business cards, letterhead, invoice forms, advertising, sales, marketing and promotional materials, and other tangible assets owned by the Company and its Subsidiaries and existing as of the Closing that contain or bear any Seller Mark (collectively, the “Existing Stock”), in each case solely in a manner consistent with the Company’s operation of the Business immediately prior to the Closing Date. The Buyer and the Company shall not reorder or replenish the Inventory or Existing Stock with anything containing or bearing the Seller Marks. All goodwill accruing from the use of the Seller Marks by Buyer or the Company shall accrue exclusively to Seller. (ii) The Buyer and the Company shall not use the Seller Marks to actively market or hold itself out as Curation Foods. In the context of entering into or conducting any contractual relationship, the Buyer and the Company shall make clear to all other parties to the contractual relationship that such entity, rather than Seller, is entering into or conducting the contractual relationship. (iii) Promptly after the Transition Period, the Buyer shall ensure that the Company (A) removes or obliterates all Seller Marks from the remaining Inventory which bears any of the Seller Marks or Existing Stock or (B) ceases selling and distributing the Inventory which bears any of the Seller Marks and using its Existing Stock.

43 (c) Quality Control and Trademark Protection. During the Transition Period, the Buyer and the Company shall (i) use the Seller Marks only in a form and manner consistent with, and in connection with goods and services of a level of quality equal to or greater than the quality of goods and services offered in connection with, the Company’s use of the Seller Marks immediately prior to the Closing Date, and (ii) comply with all applicable Laws and industry practice in connection with its use of the Seller Marks and sale and distribution of the Inventory and Existing Stock. The Buyer, its Affiliates, and the Company shall not register or file any application to register in any jurisdiction any Trademark that consists of, incorporates, is confusingly similar to, or is a variation, derivative, modification, or acronym of, any Seller Mark. The Seller may immediately terminate the right and license in this Section 5.4 if the Buyer or any of its Affiliates fails to comply with the terms and conditions in this Section 5.4. (d) Internal Records. The Buyer and the Company may not use the Seller Marks after the expiration of the Transition Period, except that the Buyer and the Company may retain, solely for its internal business purposes, records and other historical or archived documents containing or referencing the Seller Marks. (e) Representation Regarding Seller Marks. The Seller represents and warrants to the Buyer that, to Seller’s Knowledge, the Buyer’s and the Company’s use of the Seller Marks as permitted pursuant to this Section 5.4 will not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person. Article VI Closing Deliverables 6.1 Company Deliverables. The Company and/or the Seller shall have delivered to the Buyer at or prior to Closing: (a) unit certificates, if any, representing the Acquired Interests, duly endorsed in blank and accompanied by a unit power, or membership interest assignment, in a form reasonably satisfactory to the Buyer, duly executed by the Seller; (b) all permits, authorizations, consents, and approvals required to be obtained by the Company or the Seller to consummate the transactions contemplated by this Agreement as set forth on Schedule 6.1(b); (c) duly executed payoff letters, UCC-3 termination statements, or other documents necessary (in each case, in a form reasonably satisfactory to the Buyer) to evidence the termination of all Liens and the satisfaction in full of the Closing Indebtedness; (d) a certificate, dated as of the Closing Date and duly executed by the Secretary of the Company, on behalf of the Company, certifying that attached thereto are (i) certified copies of the Company’s Organizational Documents, (ii) true, correct, and complete copies of the resolutions of the Company’s board of managers, authorizing and the execution, delivery, and performance of this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby, which resolutions have not been modified, rescinded, or revoked, and (iii) a

44 good standing certificate of the Company from its jurisdiction of formation, dated within three (3) Business Days prior to the Closing Date; (e) evidence of termination of all of the Contracts listed on Schedule 6.1(e), in each case in a form reasonably satisfactory to the Buyer; (f) evidence, in a form reasonably satisfactory to the Buyer, that all assets related to the Business, whether tangible or intangible, held by any Affiliates of the Company (other than its Subsidiaries), have been contributed to the Company immediately prior to the Closing; (g) evidence, in a form reasonably satisfactory to the Buyer, that Curation Foods has contributed its equity interests in each of the Subsidiaries of the Company to the Buyer or its designee immediately prior to the Closing. (h) a duly executed copy of a transition services agreement, by and between Guarantor and the Company, in substantially the form attached to this Agreement as Exhibit C (the “Transition Services Agreement”); (i) resignations of managers and officers of the Company, effective as of the Closing Date; and (j) a properly completed IRS Form W-9 duly executed by Seller. 6.2 Buyer Deliverables. The Buyer shall have delivered to the Seller at or prior to Closing: (a) a duly executed copy of the Transition Services Agreement; and (b) a good standing certificate of the Buyer from its jurisdiction of formation, dated within three (3) Business Days prior to the Closing Date. Article VII Indemnification 7.1 Survival of Representations and Warranties. The representations and warranties made in this Agreement shall survive the Closing and remain in full force and effect until the eighteen (18)-month anniversary of the Closing Date (the “General Survival Date”), except that the representations and warranties set forth in: (i) Sections 2.1 (Organization), 2.2 (Capitalization), 2.3 (Subsidiaries), 2.4 (Authority; No Conflict; Required Filings and Consents), 2.9 (Tax Matters), 2.11 (Intellectual Property Rights), 2.14 (Brokerage), 2.19 (Environmental and Safety Matters), 2.20 (Affiliate Transactions), 3.1 (Organization), 3.2 (Authority; No Conflict; Required Filings and Consents) 3.3 (Title to Acquired Interests), 3.4 (Brokerage) and 5.4(e) (Seller Marks) (collectively, the “Fundamental Representations”) shall survive indefinitely. Notwithstanding the foregoing or any applicable statute of limitations, all representations and warranties related to any claim asserted within the relevant time period set forth in this Section 7.1 shall survive (and any applicable statute of limitations shall be tolled) until all such claims shall have been finally resolved and payment in respect thereof, if any is required to be made, shall have been made. The

45 covenants and agreements contained in this Agreement and requiring performance prior to Closing shall expire on the Closing Date; provided, that the parties shall be entitled to assert any claim for breach of any covenants and agreement contained in this Agreement and requiring performance prior to Closing at any time prior to the General Survival Date. The covenants and agreements contained in this Agreement or any other agreement or certificate delivered in connection with the transactions contemplated hereby (other than the covenant and agreement to indemnify against breaches of certain representations and warranties, which shall survive only until the expiration of the underlying representation and warranty) shall survive the Closing and continue in full force and effect until such covenants or agreements are performed in accordance with the terms of this Agreement or any other agreement or certificate delivered in connection with the transactions contemplated hereby. 7.2 General Indemnification. (a) Indemnification Obligations of the Seller. Subject to the limitations set forth in this Article VII (including Section 7.3), from and after the Closing, the Seller shall indemnify the Buyer, the Company, and their respective Affiliates, and each of their respective Affiliates, officers, directors, equityholders, employees, agents, representatives, heirs, successors or permitted assigns (collectively, the “Buyer Indemnified Parties”) and hold each of them harmless from and against any and all Losses incurred or suffered directly or indirectly by such Buyer Indemnified Parties arising out of, relating to, or resulting from: (i) the failure of any representation or warranty of the Company or the Seller set forth in this Agreement or in any certificate delivered in connection with this Agreement to be true and correct; provided, that for the purposes of this clause (i), qualifications as to materiality, Material Adverse Effect, or other qualifiers of similar import contained in such representations and warranties shall be disregarded for purposes of determining whether any such failure occurred and in calculating any Losses resulting therefrom, except with respect to the representations in Sections 2.10(b) and the terms “Material Contract,” “Material Customers,” and “Material Vendors;” (ii) any nonfulfillment or breach of any covenant, agreement, or other provision by the Seller, or, prior to the Closing, the Company or any of its Subsidiaries, under this Agreement, the Transaction Documents or any other agreement or certificate delivered in connection with the transactions contemplated hereby or thereby; (iii) any Closing Indebtedness or Seller Expenses, in each case to the extent not taken into account in the determination of the Final Purchase Price; (iv) any Indemnified Taxes; and (v) the items set forth on Schedule 7.2(a). (b) Indemnification Obligations of the Buyer. Subject to the limitations set forth in this Article VII (including Section 7.3), from and after the Closing, the Buyer shall indemnify the Seller and its Affiliates, and each of its Affiliates, officers, directors, equityholders, employees, agents, representatives, heirs, successors or permitted assigns (collectively, the “Seller

46 Indemnified Parties”) and hold each of them harmless from and against any and all Losses incurred or suffered directly or indirectly by such Seller Indemnified Parties arising out of, relating to, or resulting from: (i) the failure of any representation or warranty of the Buyer set forth in this Agreement or in any certificate delivered in connection with this Agreement to be true and correct; provided, that for the purposes of this clause (i), qualifications as to materiality or other qualifiers of similar import contained in such representations and warranties shall be disregarded for purposes of determining whether any such failure occurred and in calculating any Losses resulting therefrom; and (ii) any nonfulfillment or breach of any covenant, agreement, or other provision by the Buyer under this Agreement, the Transaction Documents or any other agreement or certificate delivered in connection with the transactions contemplated hereby or thereby. 7.3 Limitations on Indemnification. (a) The Seller shall not be required to indemnify any Buyer Indemnified Party under Section 7.2(a)(i) unless the aggregate amount of Losses the Buyer Indemnified Parties are entitled to recover under this Article VII exceeds one hundred thousand dollars ($100,000.00) (the “Deductible”) and then the Seller shall be required to indemnify the applicable Buyer Indemnified Parties, subject to the other limitations contained herein, solely for the amount of such Losses in excess of the Deductible; provided, that, the Deductible shall not apply to Losses arising from (i) breaches of any of the Fundamental Representations and/or (ii) fraud. (b) The maximum amount of Losses on a collective basis that may be recovered or asserted in any claim(s) by the Buyer Indemnified Parties under Section 7.2(a)(i) (other than with respect to fraud or any inaccuracy or breach of any Fundamental Representation) is an amount equal to three million dollars ($3,000,000.00). (c) Except for fraud, the maximum amount of Losses on a collective basis that may be recovered or asserted in any claim(s) by the Buyer Indemnified Parties under this Agreement is an amount equal to the Final Purchase Price. (d) The amount of any Losses for which indemnification is provided for under this Article VII (without giving effect to limitations) shall be calculated net of any insurance proceeds or other amounts actually received by the Indemnitee from third parties with respect to such Losses, in each case, net of the present value of any increases in premiums, any costs of collection, deductibles or other costs or Taxes resulting therewith. Any Losses for which any Indemnitee is entitled to indemnification under this Article VII shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach of more than one representation, warranty, covenant, or agreement. (e) Following the Closing, each of the Buyer Indemnified Parties and the Seller Indemnified Parties shall, to the extent required by applicable Law, take commercially reasonable actions to mitigate all Losses incurred or reasonably expected to be incurred by it (including costs

47 and expenses to remedy the circumstances giving rise, or reasonably expected to give rise, to such Losses) upon becoming aware of any fact, event, or circumstance that has resulted in, or would reasonably be expected to give rise to such Losses. 7.4 Manner of Payment. With respect to each indemnification claim, after giving effect to the limitations set forth in Section 7.3, the Buyer Indemnified Parties and the Seller Indemnified Party shall each be entitled to recover any Losses in respect of such claim directly from the Seller or Buyer, respectively. Once a Loss is agreed to by the Seller and the applicable Buyer Indemnified Party, the Buyer and the applicable Seller Indemnified Party, or finally adjudicated to be payable pursuant to this Article VII, the Seller or Buyer, as applicable, shall satisfy its obligations in cash by wire transfer of immediately available funds within five (5) Business Days of such agreement or final adjudication. 7.5 Claims Procedure. (a) Direct Claims. In the event any Buyer Indemnified Party or Seller Indemnified Party (each an “Indemnitee”) shall claim indemnification hereunder for any claim (other than a Third Party Claim), the Indemnitee shall reasonably promptly after it becomes aware of facts which such Indemnitee reasonably believes may give rise to the basis for such claim, give written notice (a “Direct Claim Notice”) to the party from whom indemnity is sought (each, an “Indemnitor”) setting forth the basis for such claim and the nature and estimated amount of the claim, all in reasonable detail; provided, that the failure to reasonably promptly provide such notice shall not affect the rights of such Indemnitee to indemnification pursuant to this Article VII, except to the extent that the Indemnitor shall have been actually and materially prejudiced thereby. If the applicable Indemnitor disputes any claim set forth in the Direct Claim Notice, it shall promptly, and in any event within thirty (30) days after receipt of the Direct Claim Notice, deliver to the Indemnitee that has given the Direct Claim Notice a written notice indicating its dispute of such Direct Claim Notice and its basis for such dispute, and the applicable parties shall attempt in good faith for a period of thirty (30) days (the “Response Period”) to agree upon the rights of the respective parties with respect to such Direct Claim Notice. If the applicable Indemnitor elects not to dispute a claim described in the Direct Claim Notice, whether by failing to give a timely response or otherwise, then the amount of damages alleged in such Direct Claim Notice will be constructively deemed to be an obligation of the Indemnitor, and the Indemnitor will be obligated to pay the Indemnitee the amount of damages specified in the Direct Claim Notice, subject to the limitations contained in this Article VII, within five (5) days after the last day of the applicable Response Period. If no such agreement can be reached after good faith negotiation during such thirty (30)-day period, the parties hereto may pursue all other remedies available to them at Law or equity in accordance with this Agreement. At the reasonable request of the Indemnitor, each Indemnitee shall grant the Indemnitor and its representatives all reasonable access to the books, records, employees and properties of such Indemnitor to the extent reasonably related to the matters to which the applicable Direct Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under the conditions which shall not unreasonably interfere with the business and operations of such Indemnitee. (b) Third Party Claims. In the event any Indemnitee shall claim indemnification hereunder for any third party claim, other than a claim relating to Taxes (a “Third Party Claim”), the Indemnitee shall reasonably promptly after it becomes aware of such Third Party Claim, give

48 written notice (a “Third Party Claim Notice”) to the applicable Indemnitor setting forth, to the extent known, the basis for such claim and the nature and estimated amount of the claim, all in reasonable detail, together with copies of all notices and documents (including court papers) served on or received by such Indemnitee; provided, that the failure to reasonably promptly provide such notice shall not relieve the Indemnitor of its obligations hereunder, except to the extent that the Indemnitor shall have been actually and materially prejudiced by such failure to so notify. The Indemnitor, upon notice to the Indemnitee within the thirty (30)-day period after receiving a Third Party Claim Notice, may assume the defense of any claim set forth in a Third Party Claim Notice, at its own cost and by appointing a reputable counsel reasonably satisfactory to the Indemnitee; provided, that prior to the Indemnitor assuming control of such defense, such Indemnitor shall (x) demonstrate to the Indemnitee in writing such Indemnitor’s financial ability to provide full indemnification to the Indemnitee with respect to such Third Party Claim (including the ability to post any bond required by the court of adjudicative body before which such Third Party Claim is taking place), (y) agree in writing to be fully responsible for all Losses relating to such Third Party Claim without any reservation of rights, defenses, or similar claims, and (z) post any and all appeal bonds and satisfy any other similar requirements on behalf of the Indemnitee; and provided, further, that, if the Indemnitor is the Seller, then the Indemnitor shall not be entitled to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (1) such Third Party Claim has been instituted by a Government Entity, (2) such Third Party Claim seeks an injunction or other equitable relief against the Indemnitee, (3) involves a claim that, in the good faith, reasonable judgment of the Indemnitee, after notice and a thirty (30)-day opportunity to cure, the Indemnitor failed or is failing to vigorously prosecute or defend, (4) the amount in controversy under such Third Party Claim is greater than the maximum amount that the Indemnitor would be required to pay to the Indemnitee pursuant to the indemnification provisions set forth in this Article VII, or (5) such Third Party Claim involves any Material Customer or Material Vendor. Subject to the foregoing, if the Indemnitor assumes control the defense of any Third Party Claim, the Indemnitor shall vigorously prosecute or defend such Third Party Claim and obtain the prior written consent of the Indemnitee before entering into any settlement, compromise, or discharge of such Third Party Claim; provided, however, that if the Indemnitor does not provide consent for any such settlement, compromise, or discharge, the aggregate Losses for which Indemnitor shall be required to indemnify Indemnitee for such Third Party Claim pursuant to this Article VII shall not exceed the proposed amount of such settlement, compromise, or discharge. In the event that the Indemnitor assumes the control of the settlement or defense of a Third Party Claim in accordance with this Section 7.5(b), the Indemnitee shall reasonably cooperate with the Indemnitor in connection therewith, at the cost of the Indemnitor. If the Indemnitor assumes control of the defense of any Third Party Claim, the Indemnitor shall periodically apprise the Indemnitee of the status of the claim, liability, or expense and any resulting suit, Proceeding, or enforcement action, and shall furnish the Indemnitee with all such documents and information in connection with such claim, liability, or expense as the Indemnitee may request. If the Indemnitor assumes control of the defense of any Third Party Claim, and the Indemnitee reasonably determines a conflict of interest between the Indemnitor and the Indemnitee exists with respect to such Third Party Claim, the Indemnitee shall have the right to participate in such defense, and Indemnitor shall pay for the reasonable attorneys’ fees for one separate principal counsel (and any necessary local counsel) in connection therewith. Notwithstanding anything herein stated, the Indemnitee shall at all times have the right to participate fully in such defense at its own expense directly or through counsel of its choice. Until such time as the Indemnitor has delivered a notice

49 of intent to defend a Third Party Claim to the Indemnitee, the Indemnitee may, at the expense of the Indemnitor, undertake any defense of such claim, liability or expense that is necessary during such period (with counsel selected by the Indemnitee). For the avoidance of doubt, this Section 7.5(b) shall not apply to Tax Proceedings, which shall be governed exclusively by Section 8.2. 7.6 Final Purchase Price Adjustment. All indemnification payments under this Agreement shall be deemed adjustments to the Final Purchase Price for all Tax purposes, unless otherwise required by applicable Law. 7.7 Effect of Knowledge. The rights of the Indemnitees to indemnification for the representations, warranties, covenants, and agreements set forth herein are part of the basis of the bargain contemplated by this Agreement, and their rights to indemnification shall not be affected or waived by virtue of (and the Buyer shall be deemed to have relied upon the representations, warranties, covenants, and agreements set forth herein notwithstanding) any knowledge on the part of the Buyer or any other Indemnitee of any untruth of any such representation or warranty or breach of any covenant or agreement set forth in this Agreement, regardless of whether such knowledge was obtained through the investigation by the Buyer or any other Indemnitee or through disclosure by the Seller, the Company, any Subsidiary of the Company or any other Person (in each case, other than disclosures set forth in the Disclosure Schedules), and regardless of whether such knowledge was obtained before, at, or after the Closing. 7.8 Offset. Without limiting any other rights or remedies available to it, the Buyer shall be entitled to offset any claim for a Loss by a Buyer Indemnified Party pursuant to this Article VII that has become payable in accordance with Section 7.4 against payments payable by the Buyer or one of its Affiliates to the Seller under this Agreement. Without limiting any other rights or remedies available to it, the Seller shall be entitled to offset any claim for a Loss by a Seller Indemnified Party pursuant to this Article VII that has become payable in accordance with Section 7.4 against payments payable by the Seller or one of its Affiliates to the Buyer under this Agreement. 7.9 Sole Remedy. The parties hereto agree that notwithstanding anything to the contrary set forth in this Agreement or otherwise, from and after the Closing, except with respect to any (a) claims based on fraud, (b) any purchase price adjustments pursuant to Section 1.3, or (c) the rights of any party hereto to seek injunctive relief or specific performance as provided in this Agreement, the rights of the Indemnitees to indemnification relating to this Agreement and the transactions contemplated hereby shall be strictly limited to those contained in this Article VII, and such indemnification rights shall be the exclusive remedies of the Indemnitees subsequent to the Closing Date with respect to any matter in any way relating to this Agreement or arising in connection herewith. Article VIII Tax Matters 8.1 Tax Filings. The Buyer shall prepare, or cause to be prepared, at the Seller’s sole expense, all Tax Returns for the Company and its Subsidiaries for any Tax Period ending on or before the

50 Closing Date that are due after the Closing Date. The Buyer shall prepare, or cause to be prepared, all Tax Returns for the Company and its Subsidiaries for any Straddle Period. To the extent that any such Tax Return reflects Taxes for which the Seller may be obligated to make a payment under this Agreement, the Buyer shall provide the Seller with a copy of any such Tax Return along with supporting workpapers at least thirty (30) days prior to the due date for filing such Tax Return that is an income Tax Return, and, in the case of non-income Tax Returns, as soon as reasonable practicable, for the Seller’s review and approval, not to be unreasonably withheld, conditioned, or delayed. The Seller shall pay to the Buyer, by wire transfer of immediately available funds, the amount of any Indemnified Taxes shown due and owing on any Tax Return prepared pursuant to this Section 8.1 at least three (3) Business Days prior to the due date of any such Tax Return. (a) Whenever it is necessary to determine the liability for Taxes for a Straddle Period relating to: (i) Taxes of the Company and/or any of its Subsidiaries not described in Section 8.1(a)(ii) (such as such as real or personal property Taxes), the determination of the Taxes of the Company or any of its Subsidiaries for the portion of the Straddle Period allocable to the Pre-Closing Tax Period will be deemed to be the amount of such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on and including the Closing Date and the denominator of which is the number of days in such Straddle Period; and (ii) Taxes of the Company and its Subsidiaries that are (A) Taxes based on the income or receipts of the Company or any of its Subsidiaries for a Straddle Period, (B) Taxes imposed in connection with any sale or other transfer or assignment of property (including all sales and use Taxes) for a Straddle Period, other than Transfer Taxes described in Section 8.3, and (C) withholding and employment Taxes relating to a Straddle Period, the determination of the Taxes of the Company and its Subsidiaries for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning and ending after, the Closing Date shall be calculated by assuming that the Straddle Period consisted of two taxable periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date and items of income, gain, deduction, loss, or credit of the Company and its Subsidiaries for the Straddle Period shall be allocated between such two taxable years or periods on a “closing of the books basis” by assuming that the books of the Company and its Subsidiaries were closed at the close of the Closing Date and for such purpose, the Taxable period of any entity classified as partnership for U.S. federal income tax purposes shall be deemed to terminate at such time. 8.2 Control of Tax Proceedings. (a) If any third party shall notify the Buyer or the Seller of any audit, examination, or other administrative or judicial Proceeding in respect of Taxes for any Pre-Closing Tax Period for which the Seller has an indemnification obligation under Article VII (each a “Tax Proceeding”), then the Buyer or Seller, as the case may be, shall promptly notify the other party thereof in writing, provided, that the Buyer’s failure or delay to provide such notice shall not affect

51 the right of the Buyer to indemnification hereunder except to the extent the Seller has been actually and materially prejudiced thereby. (b) With respect to any Tax Proceeding solely related to any Tax Period ending on or prior to the Closing Date, the Seller may elect to assume and control the defense of such Tax Proceeding by written notice to the Buyer within thirty (30) days after the earlier of (x) delivery by the Buyer to the Seller of the notice provided in Section 8.2(a) and (y) the Seller or any of its Affiliates being contacted by a Government Entity regarding such Tax Proceeding. If the Seller timely elects to assume and control the defense of such Tax Proceeding, the Seller (i) shall bear its own costs and expenses, (ii) shall be entitled to engage its own counsel, and (iii) may (A) either pay the Tax claimed or sue for refund where applicable Law permits such refund suit or (B) contest, settle, or compromise the Tax Proceeding in any permissible manner, provided, however, that the Seller shall not settle or compromise or pursue or forgo any administrative appeals, Proceedings, hearings, and conferences with any Taxing Authority or take other material actions with respect to any Tax Proceeding without the prior written consent of the Buyer (such consent not to be unreasonably withheld, delayed, or conditioned); provided, further, that the right of Seller to assume the defense and settlement of a Tax Proceeding under this Section 8.2(b) shall be contingent upon its ability to provide reasonable assurance to the Buyer of the Seller’s financial capacity to defend such Tax Proceeding and provide indemnification with respect to such Tax Proceeding. If the Seller elects to assume the defense of any Tax Proceeding, the Seller shall (x) keep the Buyer reasonably informed of all material developments and events relating to such Tax Proceeding (including promptly forwarding copies to the Buyer of any related correspondence, and shall provide the Buyer with an opportunity to review and comment on any material correspondence before the Seller sends such correspondence to any Taxing Authority), (y) consult with the Buyer in connection with the defense or prosecution of any such Tax Proceeding, and (z) provide such cooperation and information as the Buyer shall reasonably request, and the Buyer shall have the right to participate in (but not control) the defense of such Tax Proceeding (including participating in any discussions with the applicable Taxing Authorities regarding such Tax Proceedings). (c) In connection with any Tax Proceeding that relates to Taxes of any of the Company and its Subsidiaries for a taxable period ending on or prior to the Closing Date that (i) the Seller does not timely elect to control pursuant to Section 8.2(b) or (ii) the Seller fails to diligently defend in good faith, such Tax Proceeding shall be controlled by the Buyer and the Seller agrees to cooperate with the Buyer in pursuing such Tax Proceeding. (d) In connection with any Tax Proceeding for Taxes of any of the Company or any of its Subsidiaries for any Straddle Period, such Tax Proceeding shall be controlled by the Buyer; provided, that with respect to any such Tax Proceedings for which the Seller has an indemnification obligation under Article VII the Buyer shall not settle or compromise any Tax Proceeding without the prior written consent of the Seller, such consent not to be unreasonably withheld, conditioned, or delayed. The Buyer shall (x) keep the Seller informed of all material developments and events relating to such Tax Proceeding (including promptly forwarding copies to the Seller of any related correspondence and shall provide the Seller with an opportunity to review and comment on any material correspondence before the Buyer sends such correspondence to any Taxing Authority), (y) consult with the Seller in connection with the defense or prosecution of any such Tax Proceeding, and (z) provide such cooperation and information as the Seller shall

52 reasonably request, and, at its own costs and expenses, the Seller shall have the right to participate in (but not control) the defense of such Tax Proceeding (including participating in any discussions with the applicable Taxing Authorities regarding such Tax Proceedings). (e) Notwithstanding anything to the contrary contained in this Agreement, the procedures for all Tax Proceedings shall be governed exclusively by this Section 8.2 (and not Section 7.5). 8.3 Transfer Taxes. All transfer, documentary, sales, use, stamp, intangible, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (if any) (collectively, “Transfer Taxes”) shall be borne by fifty percent (50%) by the Seller and fifty percent (50%) by the Buyer. 8.4 Other Tax Matters. (a) Assistance and Cooperation. After the Closing Date, the Seller, on the one hand, and the Buyer, on the other hand, shall (and shall cause their respective Affiliates to) use commercially reasonably efforts to: (i) assist the other party or parties, as the case may be, in preparing any Tax Returns which such other party or parties hereto, as the case may be, are responsible for preparing and filing in accordance with Section 8.1; (ii) cooperate in responding to any inquiries from or preparing for any audits of, or disputes with Taxing Authorities regarding, any Taxes or Tax Returns of the Company and its Subsidiaries; and (iii) make available to the other party or parties hereto, as the case may be, as reasonably requested, all information in its possession relating to the Company and/or any of its Subsidiaries which may be relevant to any Tax Return, audit, or examination, Proceeding, or determination and to any Taxing Authority as reasonably requested by such other party or parties all information, records, and documents relating to Taxes of the Company and/or any of its Subsidiaries. 8.5 Tax Sharing Agreements. Any and all written and unwritten Tax sharing, Tax allocation, Tax indemnification, or other similar agreements, arrangements, or undertakings with respect to, or otherwise involving, the Company or any Subsidiary (other than any customary commercial agreement entered into in the ordinary course of business the principal purpose of which is not Taxes) shall be terminated as of the Closing and, after the Closing, the Company and its Subsidiaries shall not be bound by or have any obligation under, or with respect to, any such agreement, arrangement, or undertaking. 8.6 Tax Treatment of Transaction. The Buyer and Seller hereby agree and acknowledge that the proposed acquisition of the Acquired Interests is intended to be treated as a sale of the assets of the Company in a transaction governed by Section 1001 of the Code and agree to allocate the Final Purchase Price and all other capitalized costs and items required under the Code first among each of the Company and its Subsidiaries and then each such portion of the consideration for U.S. federal income tax purposes allocated to the Company and any Subsidiary classified as a

53 disregarded entity for U.S. federal income Tax purposes among the assets of such entity in accordance with Section 1060 of the Code and the Treasury Regulations thereunder (and any similar provision of state, local, or non-U.S. Law, as appropriate) (the “Purchase Price Allocation”). Within ninety (90) calendar days after the determination of the Final Purchase Price, the Buyer shall deliver a draft Purchase Price Allocation. If within thirty (30) days after the Seller’s receipt of the draft Purchase Price Allocation the Seller has not objected in writing to such draft Purchase Price Allocation, it shall become final. In the event that the Seller objects in writing within such 30-day period, the parties shall negotiate in good faith to resolve the dispute. If the parties are unable to resolve such dispute, such dispute shall be resolved promptly by an Independent Auditor (selected pursuant to the process set forth in Section 1.3(d)(iii)), the costs and expenses of which shall be split equally by the Buyer, on the one hand, and the Seller, on the other hand. The determination made by such Independent Auditor shall be final and binding on the parties. The parties shall file their Tax Returns (and IRS Form 8594, if applicable) on the basis of such Purchase Price Allocation. None of the parties, nor any of their respective Affiliates, shall take any position on any Tax Return, before any Government Entity or in any judicial proceeding which is inconsistent with the Purchase Price Allocation unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code. Article IX Definitions For the purposes hereof, the following terms have the meanings set forth below: “Acquired Interests” means 100% of the issued and outstanding Equity Interests of the Company. “Adjustment Time” means 11:59 p.m. Mountain Time on the date immediately preceding the Closing Date. “Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by Contract, or otherwise. “Affiliated Group” means any affiliated group as defined in Code §1504 that has filed a consolidated return for U.S. federal income Tax purposes (or any consolidated, combined, or unitary group under state, local, or foreign Law) for a period during which the Company was a member. “Agreement” has the meaning set forth in the preamble. “Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (ii) the U.S. Anti-Kickback Statute (42 U.S.C. Section 1302a-7(b)), the Federal False Claims Act (31 U.S.C. Sections 3729, et seq.) or any related or similar Law, (iii) UK Bribery Act 2010, (iv) anti-bribery legislation promulgated by the European Union and implemented by its member states, (v) legislation adopted in furtherance of the OECD Convention on Combating

54 Bribery of Foreign Public Officials in International Business Transactions, and (vi) similar legislation applicable to the Company or any of its Subsidiaries from time to time. “Balance Sheet” has the meaning set forth in Section 2.5(a). “Business” means the business conducted by the Company and its Subsidiaries immediately prior to the Closing. “Business Day” means any day ending at 11:59 p.m. (Mountain Time) other than a Saturday or Sunday or other day on which banks are required or authorized to close in the city of Denver, Colorado. “Buyer” has the meaning set forth in the preamble. “Buyer Confidential Information” means (i) information related to the Seller and its Subsidiaries (other than information related to the Company and its Subsidiaries) that was obtained by the Buyer in connection with the consummation of the transactions contemplated by this Agreement, including the business, products, markets, condition (financial or other), operations, processes, Intellectual Property Rights, customers, vendors, pricing, results of operations, cash flows, prospects, and affairs of the Company and/or any of its Subsidiaries, or any confidential discussions or negotiations related thereto and (ii) this Agreement, each other transaction document entered into in connection herewith and any other agreements contemplated hereby or thereby or the terms of this Agreement and any other agreements contemplated hereby or thereby or the transactions contemplated hereby or thereby; provided that “Buyer Confidential Information” shall not include information that is or becomes available to the public, other than as a result of disclosure by the Buyer (including through an entity directly or indirectly controlled by the Buyer) in violation of such Person’s obligations under this Agreement. “Buyer Indemnified Parties” has the meaning set forth in Section 7.2(a). “Cash” means all unrestricted and freely available cash and cash equivalents of the Company and its Subsidiaries (calculated on a consolidated basis). For the avoidance of doubt, Cash shall not include, and shall be net of, (i) any outstanding checks, outstanding drafts, outstanding wire transfers and outstanding debit transactions written or made from the accounts of the Company or any of its Subsidiaries, (ii) cash required to collateralize any letters of credit, performance bonds or other similar instruments or cash subject to legal or other restrictions or that would cause the Company or any of its Subsidiaries to realize any material liability or cost if transferred, and (iii) deposits with third parties (including lessors). “Closing” has the meaning set forth in Section 1.2. “Closing Cash” means the Cash as of the Adjustment Time. “Closing Date” has the meaning set forth in Section 1.2. “Closing Indebtedness” means the Indebtedness as of immediately prior to the Closing solely to the extent such Indebtedness remains payable by the Company or any of its Subsidiaries as of immediately following the Closing.

55 “Closing Net Working Capital” means the Net Working Capital as of the Adjustment Time. “Closing Statement” has the meaning set forth in Section 1.3(d)(i). “Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meaning set forth in the preamble. “Company Confidential Information” means (i) information related to the Company or any of its Subsidiaries, including the business, products, markets, condition (financial or other), operations, processes, Intellectual Property Rights, customers, vendors, pricing, results of operations, cash flows, prospects, and affairs of the Company and/or any of its Subsidiaries, or any confidential discussions or negotiations related thereto and (ii) this Agreement, each other transaction document entered into in connection herewith and any other agreements contemplated hereby or thereby or the terms of this Agreement and any other agreements contemplated hereby or thereby or the transactions contemplated hereby or thereby; provided that “Company Confidential Information” shall not include information that is or becomes available to the public, other than as a result of disclosure by the Seller (including through an entity directly or indirectly controlled by the Seller) in violation of such Person’s obligations under this Agreement. “Company Intellectual Property Rights” has the meaning set forth in Section 2.11(a). “Company Owned Intellectual Property Rights” means all Intellectual Property Rights owned or purported to be owned by the Company and/or any of its Subsidiaries. “Company Privacy and Data Security Policies” means the past or present, internal or public-facing policies, notices, and statements of each of the Company and its Subsidiaries concerning the privacy, security, or Processing of Personal Information. “Company Software” means all Software owned or purported to be owned by the Company and/or any of its Subsidiaries. “Company Systems” means servers, hardware systems, Software, websites, databases, circuits, networks, workstations, routers, hubs, data communication equipment and lines, telecommunications equipment and lines, co-location facilities and equipment and other information technology, computer and telecommunication assets and equipment (including any outsourced systems and processes), whether owned by, leased, or used by or for, the Company or any of its Subsidiaries. “Competitive Business” means the business of manufacturing, storing, purchasing, distributing, marketing, importing, and selling perishable and non-perishable Latin, Hispanic, and/or Southwestern food products, and any other business conducted by the Buyer, the Company, and/or any of the Company’s Subsidiaries in the food products businesses, in each case, as of the Closing Date anywhere in the world; provided, however, that the foregoing restrictions shall not apply to the Seller’s operation of business related to its O Olive Oil products and O vinegar products, each in the ordinary course of business, so long as such business shall not include the manufacturing, storing, purchasing, distributing, marketing, importing, and/or selling of any avocado, guacamole or salsa products.

56 “Confidentiality Agreement” means that certain confidentiality agreement, dated as of March 23, 2022, by and between CREO Capital Partners LLC, a Delaware limited liability company and Affiliate of the Buyer, and Lifecore Biomedical, Inc., a Delaware corporation and Affiliate of the Seller. “Contracts” means any contract, obligation, understanding, undertaking, arrangement, commitment, lease, license, purchase order, bid, promise, or other agreement (whether written or oral). “Curation Foods” means Curation Foods, Inc., a wholly owned subsidiary of Guarantor. “Data Laws” means applicable Laws concerning the privacy, security, or Processing of Personal Information (including Laws of jurisdictions where Personal Information was collected), including data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security Number protection Laws, data security Laws and Laws concerning email, text message or telephone communications (such as the Telephone Consumer Protection Act or Telemarketing Sales Rule and their state law equivalents), the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018 (as amended and its successor the California Privacy Rights Act), the Health Information Portability and Accountability Act, PCI DSS, digital advertising industry self- regulatory standards (e.g., the Digital Advertising Alliance), the United Kingdom and/or European Union General Data Protection Regulation (and its local implementations or derogations), and all other similar international, federal, state, provincial, and local Laws, in each case, applicable to the Company and/or any of its Subsidiaries. “Data Room” means the virtual data room titled “Abigail,” located at https://americas.datasite.com/manda/project/61f1d325261f9a30325b76a9/content/index?mode=i ndex. “Deductible” has the meaning set forth in Section 7.3(a). “Designated Employees” means the Persons set forth on Exhibit B. “Direct Claim Notice” has the meaning set forth in Section 7.5(a). “Disclosure Schedule” has the meaning set forth in Article II. “Disputed Item” has the meaning set forth in Section 1.3(d)(ii). “Employee” means any employee of the Company or any of its Subsidiaries. “Employee Benefit Plan” or “Employee Benefit Plans” has the meaning set forth in Section 2.17(a). “Environmental and Safety Laws” means all Laws enacted and in effect as of the relevant time, concerning pollution or protection of the environment, natural resources or human health and safety, including all those relating to the presence, use, production, generation, handling,

57 transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of Hazardous Substances. “Environmental Permits” means all permits required under any Environmental and Safety Law. “Equity Interests” means, with respect to any Person, (i) any share, capital stock, membership interest, profit interest, partnership interest, voting securities or other indicia of equity in such Person (whether voting or non-voting or restricted or unrestricted), (ii) securities, indebtedness or other rights directly or indirectly convertible into or exchangeable or exercisable for any such equity interests or securities containing any profit participation features (including rights, warrants or options directly or indirectly to subscribe for or to purchase any equity interests, any share appreciation rights, phantom share rights, or other rights the value of which is linked to the value of any securities or equity interests), and (iii) subscriptions, options, warrants, calls, commitments or other rights to acquire any of the interests, securities or other rights described in clauses (a) and (b) above, whether fixed or contingent, matured or unmatured, vested or unvested, contractual, legal, equitable, or otherwise. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any trade or business or Person that, together with the Company or any of its Subsidiaries, at any relevant time would be treated as a single employer under Section 414 of the Code or as a controlled group under Section 4001 of ERISA. “Estimated Closing Cash” has the meaning set forth in Section 1.3(b). “Estimated Closing Indebtedness” has the meaning set forth in Section 1.3(b). “Estimated Closing Net Working Capital” has the meaning set forth in Section 1.3(b). “Estimated Closing Statement” has the meaning set forth in Section 1.3(b). “Estimated Purchase Price” has the meaning set forth in Section 1.3(a). “Estimated Seller Expenses” has the meaning set forth in Section 1.3(b). “Ex-Im Laws” means all Laws and regulations relating to export, re-export, transfer or import controls, including, without limitation, the Export Administration Regulations administered by the U.S. Department of Commerce, and customs and import Laws administered by U.S. Customs and Border Protection. “FDA” shall mean the United States Food and Drug Administration. “Final Determination Date” has the meaning set forth in Section 1.3(d)(iv). “Final Purchase Price” means an amount equal to (a) seventeen million five hundred thousand dollars ($17,500,000.00), plus (b) the amount, if any, by which the Closing Net Working Capital exceeds the Target Net Working Capital, minus (c) the amount, if any, by which the Target

58 Net Working Capital exceeds the Closing Net Working Capital, plus (d) the Closing Cash, minus (e) the Closing Indebtedness, minus (f) the Seller Expenses, in each case as finally determined pursuant to Section 1.3(d). “Financial Statements” has the meaning set forth in Section 2.5(a). “Fundamental Representations” has the meaning set forth in Section 7.1. “GAAP” means United States generally accepted accounting principles. “General Survival Date” has the meaning set forth in Section 7.1. “Government Entity” means the United States of America or any other nation, any multinational or supra-national government authority, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case having jurisdiction over the Company or any of its Subsidiaries, and any arbitrator or arbitration panel (public or private). “Government Official” means any officer or employee (or any family member of any officer or employee) of any Government Entity or any department, agency, or instrumentality thereof, or of a public international organization, any Person acting in an official capacity for or on behalf of, or any other intermediary acting for or on behalf of any such Government Entity or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof. “Guarantor” has the meaning set forth in Section 10.17. “Guaranteed Obligations” has the meaning set forth in Section 10.17. “Hazardous Substances” means, without regard to amount or concentration any element, compound, gas or chemical that is defined, listed, or otherwise classified as a toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous material, hazardous waste, medical waste, biohazardous or infectious waste, or special waste regulated under applicable Environmental and Safety Laws or which otherwise may give rise to Liability under Environmental and Safety Laws; including petroleum, petroleum-based or petroleum- derived products; and polychlorinated biphenyls, asbestos, lead, urea formaldehyde, radon gas, radioactive materials, per- and polyfluoroalkyl substances (or PFAs), and perfluorooctane sulfonate (or PFOS). “Incidental Licenses” means (A) Contracts for commercially available, off the shelf software with annual license, maintenance, or other fees of less than ten thousand dollars ($10,000) in the aggregate and (B) non-exclusive licenses of Intellectual Property Rights granted to customers in the ordinary course of business consistent with past practice. “Indebtedness” means, as of any time, without duplication, the aggregate amount of each of the following obligations of the Company and/or any of its Subsidiaries (including any unpaid principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, breakage costs, commitment and other fees, reimbursements, indemnities and all other amounts payable in

59 connection therewith), including the current portions thereof (i) any obligations of the Company or any of its Subsidiaries under any indebtedness for borrowed money, (ii) any indebtedness of the Company or any of its Subsidiaries evidenced by any note, bond, debenture or other debt security, (iii) any commitment by which the Company or any of its Subsidiaries assures a financial institution against loss (including contingent reimbursement obligations with respect to banker’s acceptances or letters of credit, to the extent drawn), (iv) any Liability of the Company or any of its Subsidiaries with respect to interest rate swaps, collars, caps, and similar hedging obligations, (v) any off-balance sheet financing of the Company or any of its Subsidiaries, including synthetic leases and project financing, (vi) all obligations of the Company or any of its Subsidiaries under capitalized leases in accordance with GAAP, (vii) all obligations of the Company or any of its Subsidiaries for the deferred, contingent, or unpaid purchase price of property or service (other than trade payables and accrued expenses incurred in the ordinary course that are not more than thirty (30) days past due and are taken into account in the calculation of Net Working Capital), including any earn out obligations, Tax benefit and other similar payment obligations (whether contingent or otherwise), (viii) any obligations of the Company or any of its Subsidiaries upon which interest charges are customarily paid (excluding trade accounts payable), (ix) any obligations of the Company or any of its Subsidiaries for deferred rent, (x) any unfunded benefit liability of any of the Company’s Subsidiaries with respect to any post-employment or retirement plan, scheme, agreement or arrangement, (xi) any accrued or earned bonuses deferred compensation, or outstanding severance obligations that are unpaid as of the Closing Date and that relate to any pre-Closing period (including any applicable employer Taxes payable in connection with any such amounts) (but only to the extent such amount actually becomes payable), (xii) all obligations of the type referred to in clauses (i) through (xi) of any Persons the payment of which the Company or any of its Subsidiaries is responsible or liable directly or indirectly as obligor, guarantor, surety or otherwise; provided, however, that Indebtedness shall not include (A) any operating lease liabilities of the Company as of such date, in each case, prepared in accordance with the GAAP, (B) undrawn letters of credit and reimbursement obligations in respect of undrawn letters of credit, (C) for the avoidance of doubt, any other indebtedness of Seller or its Affiliates (other than the Company or any of its Subsidiaries), and (D) any intercompany payable accounts owed to Seller or its Affiliates that will be cancelled in connection with the Closing. “Indemnified Taxes” means, without duplication, (i) all Taxes of or with respect to, the income, assets or operations of the Company or any of its Subsidiaries for any Pre-Closing Tax Period or portion thereof (provided that Taxes of a Straddle Period allocable to a Pre-Closing Tax Period shall be determined as provided in Section 8.1(a)), (ii) all Taxes imposed on the Company or any of its Subsidiaries pursuant to Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under state, local, or foreign Law) as a result of the Company or any of its Subsidiaries, or any predecessor thereof having been a member of any consolidated, combined, unitary, or similar Tax group at any time at or prior to the Closing, (iii) Taxes of any Person (other than the Company or any of its Subsidiaries) imposed on the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is otherwise liable by contract, assumption, as a transferee or successor, by operation of Law, or otherwise which Taxes relate to any fact, relationship, circumstance, event or transaction occurring on or prior to the Closing and (iv) Transfer Taxes for which Seller is responsible pursuant to Section 8.3; provided that Indemnified Taxes shall exclude on a “dollar for dollar” basis any Taxes

60 to the extent included in the final calculation of Net Working Capital, Indebtedness, or Seller Expenses. “Indemnitee” has the meaning set forth in Section 7.5(a). “Indemnitor” has the meaning set forth in Section 7.5(a). “Independent Auditor” has the meaning set forth in Section 1.3(d)(iii). “Intellectual Property Rights” means any and all intellectual property and proprietary rights in any jurisdiction throughout the world, including the following: (i) inventions (whether or not patentable or reduced to practice), and all patents and patent applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, revisions, extensions and re- examinations thereof), (ii) Trademarks, (iii) copyrights, copyrightable works (whether or not registered) and other works of authorship, and registrations, applications and renewals in connection therewith, (iv) Software, (v) trade secrets, know-how and other confidential information (including processes, methods, techniques, customer and supplier lists, and marketing and business plans), (vi) data, collections of data and databases, and (vii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium). “IRS” means the United States Internal Revenue Service. “Inventory” means all inventories, wherever located and whether in transit or in storage, including all finished goods, work in process, raw materials, boxes and other packaging materials, spare and replacement parts, and all other materials and supplies to be used, sold, leased, resold, or distributed by the Company or any of its Subsidiaries. “Knowledge” means, with respect to any Person, the knowledge of such Person after reasonable inquiry and investigation. As it relates to the Company, the term “Knowledge” means the knowledge, after reasonable inquiry and investigation, of Jeffery Kraetsch, Ann Baker, Manuel Perez Arredondo, Albert Bolles and John Morberg as of the Closing Date. “Laws” means all applicable statutes, laws (including common law), codes, ordinances, statutes, regulations, rules, rulings, orders, determinations, judgments, writs, injunctions, acts or decrees of any Government Entity. “Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries. “Leases” has the meaning set forth in Section Error! Reference source not found.. “Liability” means any guarantee, obligation, or liability, including any liability for Taxes. “Lien” or “Liens” means any mortgage, pledge, security interest, encumbrance, right of way, easement, lien, license, option, claim, hypothec, charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) or any restriction on transfer.

61 “Losses” means, collectively, any loss, Liability, cost, damage, Tax, assessment, fine, judgment, claim or expense, whether or not arising out of third-party claims (including interest, penalties, reasonable attorneys’, consultants’ and experts’ fees and expenses and all reasonable amounts paid in investigation, defense, or settlement of any of the foregoing), but excluding any punitive damages, consequential damages or special damages (unless such damages are payable to a third party). “Material Adverse Effect” means any change, effect, circumstance, event, occurrence, state of facts or development (each, an “Effect”) that is, or could be reasonably be expected to be, individually or in the aggregate, materially adverse to the business of the Company and its Subsidiaries, condition (financial or otherwise), results of operations, assets or liabilities of the Company and its Subsidiaries; provided that, for purposes of this Agreement, a Material Adverse Effect shall not include any Effect resulting or arising from: (a) any change in the general economic condition or the general condition of the financial, banking or securities markets in the United States or global economy or capital or financial markets generally; (b) any change in economic conditions generally affecting industries in which the Company and its Subsidiaries conduct their business; (c) the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war; (d) changes in Law or accounting rules, including GAAP or other accounting standards (or interpretations thereof), after the date hereof; (e) any “Act of God”, including any hurricane, fire, earthquake or other natural disaster,; except in the case of clauses (a) through (e) above, to the extent any such change, circumstance, event, occurrence, state of facts or development has had a disproportionate effect on the business of the Company and its Subsidiaries compared to other companies which conduct business in the same industries or geographies as the Company and its Subsidiaries. “Material Contract” or “Material Contracts” has the meaning set forth in Section 2.10(b). “Material Customers” has the meaning set forth in Section 2.22. “Material Vendors” has the meaning set forth in Section 2.22. “Net Working Capital” means, as of any time, (i) the aggregate amount of the consolidated current assets (other than Cash) of the Company and its Subsidiaries, on a consolidated basis as of the Adjustment Time, minus (ii) the aggregate amount of the consolidated current liabilities of the Company and its Subsidiaries, on a consolidated basis as of the Adjustment Time, in each calculated in accordance with GAAP and the example calculation of Net Working Capital attached hereto as Exhibit A. “Net Working Capital” shall not include any amounts with respect to Closing Cash, Closing Indebtedness (other than, for the avoidance of doubt, accounts payable and expenses taken into account in the calculation of Net Working Capital), Seller Expenses or any deferred Tax assets or liabilities. “Non-Party Affiliates” has the meaning set forth in Section 10.10. “Notice of Disagreement” has the meaning set forth in Section 1.3(d)(ii). “Organizational Documents” means, with respect to any Person, such Person’s charter, articles of organization, certificate of incorporation, certificate of formation, certificate of limited

62 partnership, declaration of trust, by-laws, operating agreement, limited liability company agreement, partnership agreement or other equivalent organizational document, as applicable and as amended from time to time. “PCI DSS” has the meaning set forth in Section 2.12(a). “Permit” has the meaning set forth in Section 2.18(b). “Permitted Liens” means (i) Liens for Taxes or assessments and similar charges, which are (A) not due and payable or (B) being contested in good faith and by appropriate Proceedings, and for which adequate reserves (as determined in accordance with GAAP) have been established on the Financial Statements; (ii) with respect to any real property only, (A) Taxes which are a Lien and not yet due and payable, (B) zoning, building, and other land use regulations imposed by Government Entities having jurisdiction over such real property which are not violated by the current use and operation of such real property or the operation of the business thereon, (C) covenants, conditions, restrictions, easements and other similar matters of record affecting title to such real property which do not materially impair the occupancy or use of such real property by the Company and/or any of its Subsidiaries for the purposes for which it is currently used in connection with the Business; (iii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not yet due and payable and which shall be paid in full and released at Closing; (iv) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (v) non-exclusive licenses of Intellectual Property Rights granted to customers in the ordinary course of business consistent with past practice; and (vi) purchase money Liens and Liens securing rental payments under capital lease arrangements. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof. “Personal Information” means any information in any form or format that, alone or in combination with other information, identifies or could reasonably be used to identify an individual (including all “information,” “personal information,” “personally identifiable information” “personal data” or the equivalent covered under the Data Laws or other applicable Law relating to data privacy and data security). Personal Information may relate to an individual, including a current, prospective, or former, customer or employee of any Person, and includes information in any form or media, whether paper, electronic, or otherwise. “Pre-Closing Tax Period” means any Tax Period ending on or before the Closing Date and the portion of any Straddle Period through the end of the Closing Date. “Proceeding” means any actions, audit, suits, hearings, proceedings (including any arbitration proceedings), orders, investigations, grievances, indictments, claims, charges, complaints, condemnations, assessments, expropriations or other proceedings in eminent domain or otherwise.

63 “Process” means the collection, retention, use, processing, storage, disposal, disclosure, or protection of Personal Information. “Product” means any product manufactured, imported, sold, or delivered by the Company or any of its Subsidiaries in connection with the Business. “Product Event” has the meaning set forth in Section 2.23(d). “Purchase Price Decrease” has the meaning set forth in Section 1.3(e)(ii). “Purchase Price Increase” has the meaning set forth in Section 1.3(e)(i). “Receivables” means all accounts receivable, trade receivables, notes receivable and other receivables of the Company and/or any of its Subsidiaries, including, but not limited to, all proceeds, credits due, and rebates receivable. “Registered Intellectual Property Rights” has the meaning set forth in Section 2.11(a). “Regulatory Laws” shall mean the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq.; the Federal Alcohol Administration Act, 27 U.S.C. §201 et seq.; the Federal Trade Commission Act, 15 U.S.C. §41 et seq.; the Organic Foods Production Act, 7 U.S.C. §6501-6524, the implementing regulations under the aforementioned statutes, and all other applicable Laws relating to the development, testing, manufacturing, importation, distribution, labeling, advertising, or promotion of any Product. “Related Persons” has the meaning set forth in Section 2.20(a). “Release” and/or “Releases” means any unauthorized release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement into or upon any land or water or air, or otherwise entering into the indoor or outdoor environment (including the placing, discarding, or abandonment of any barrel, container, or other receptacle containing any Hazardous Substances or other material regulated under Environmental and Safety Laws). “Remediation” means (a) any remedial action, remedy, response, or removal action as those terms are defined in 42 U.S.C. § 9601 and/or the General Law on the Prevention and Integral Management of Wastes, (b) any corrective action as that term has been construed pursuant to 42 U.S.C. § 6924, and (c) any measures or actions required or undertaken to investigate, assess, evaluate, monitor, or otherwise delineate the presence or Release of any Hazardous Substance in or into the environment or to prevent, clean up, or minimize a Release or threatened Release of Hazardous Substances. “Released Persons” has the meaning set forth in Section 5.3. “Sanctioned Person” means at any time any Person: (a) listed on any Sanctions-related list of designated or blocked Persons; (b) the government of, resident in, or organized under the Laws of a country, jurisdiction or territory that is the subject of comprehensive restrictive Sanctions from time to time (as of the date of this Agreement Cuba, Iran, North Korea, Syria the Crimea region of

64 Ukraine, the Russian Federation, the occupied Ukrainian regions of Kherson, Zaporizhzhia, Luhansk, and Donetsk, or Venezuela); or (c) majority owned or controlled by any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the Department of Treasury, Office of Foreign Assets Control and the U.S. Department of State and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations, or (d) His Majesty’s Treasury. “Securities Act” means the Securities Act of 1933, as amended. “Security Incident” has the meaning set forth in Section 2.12(d). “Seller” has the meaning set forth in the preamble. “Seller Expenses” means, collectively, without duplication and solely to the extent such amounts remain payable by the Company or any of its Subsidiaries immediately following the Closing, all fees, costs and expenses incurred by the Seller or the Company or any of its Subsidiaries in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including (i) the fees and expenses of the Company’s and the Seller’s outside counsel, investment bankers, accountants and other advisors, (ii) any bonuses (including transaction, stay, retention or other similar bonuses), change of control payments, incentive amounts, severance or similar payments payable to current or former directors, managers, officers, employees or other service providers of the Company arising from or otherwise payable in connection with the transactions contemplated hereby (excluding any such payments paid or provided by the Seller or Guarantor), and (iii) the employer portion of any payroll or similar Taxes incurred by the Company or any of its Subsidiaries in connection with any payments made to current or former directors, managers, officers, Employees or other service providers of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement, including pursuant to clause (ii) above or in connection with the vesting, cancellation, settlement, or payout of any equity or equity-based incentives. “Software” means computer software (including source code, executable code, systems, tools, and related documentation). “Straddle Period” means any Tax Period of the Company and/or any of its Subsidiaries including but not ending on the Closing Date. “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled by any Person or one or more Subsidiaries of that Person or a combination thereof.

65 “Target Net Working Capital” means an amount equal to twenty-five million three hundred thousand dollars ($25,300,000). “Tax” or “Taxes” means (i) federal, state, province, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, escheat or unclaimed property obligations, employment, unemployment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated, customs duties, fees, assessments charges and other taxes of any kind whatsoever imposed by any Government Entity, whether disputed or not and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Government Entity in connection with any item described in clause (i) above. “Tax Liability Amount” means, for the Company and each of its Subsidiaries, as applicable, an amount (not below zero, for any jurisdiction or for the Company or applicable Subsidiary) equal to the sum of, without duplication, all unpaid Taxes (whether or not yet due and payable and ignoring any Tax payments made after the Adjustment Time) of the Company or such Subsidiary, as applicable, for any Pre-Closing Tax Periods, including, for the avoidance of doubt, the portion of any Straddle Period through and including the Closing Date, calculated in accordance with Section 8.1(a) with respect to any Straddle Period. “Tax Period” means any period prescribed by any Government Entity for which a Tax Return is required to be filed or a Tax is required to be paid. “Tax Proceeding” has the meaning set forth in Section 8.2(a). “Tax Return” means any return, declaration, report, estimate, information report, return statement, form (including elections, estimates, declarations or amendments), claim for refund or filing with respect to Taxes, including any schedule or attachment thereto and including any amendment thereof. “Taxing Authority” shall mean, with respect to any Tax or Tax Return, the Government Entity that imposes such Tax or requires a Person to file such Tax Return and the agency (if any) charged with the assessment or collection of such Tax or the administration of such Tax Return, in each case, for such Government Entity. “Third Party Claim” has the meaning set forth in Section 7.5(b). “Third Party Claim Notice” has the meaning set forth in Section 7.5(b). “Trademark” means any trademark, service mark, trade dress, trade name, slogan, logo, Internet domain name, corporate name and all other indicia of origin, and all translations, adaptations, derivations, and combinations thereof, all applications, registrations and renewals in connection therewith, and all goodwill and similar value associated with any of the foregoing. “Transaction Documents” means, collectively, this Agreement, the Transition Services Agreement, and such other agreements, certificates and instruments to be executed and delivered pursuant to this Agreement in connection with the Closing.

66 “Transfer Taxes” has the meaning set forth in Section 8.3. “Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified. “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 and any similar state or local Law. Article X Miscellaneous 10.1 Fees and Expenses. Except as otherwise expressly provided herein, each party hereto shall bear its own costs and expenses incurred in connection with the negotiation, preparation, and execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. 10.2 Press Release and Announcements. Following the Closing, none of the parties hereto or any of their respective Affiliates or any of their respective representatives shall issue any press releases or make any public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Buyer and the Seller, such consent not to be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, (a) any such press release or public announcement may be made if required by applicable Law; provided, that the party hereto required to make such press release or public announcement shall, to the extent reasonably practicable, confer with the other parties hereto concerning the timing and content of such press release or public announcement before the same is made, and (b) the Buyer and its Affiliates shall be permitted to share information related to the transactions contemplated by this Agreement to current and prospective investors and for customary fundraising, marketing and reporting purposes. 10.3 Remedies. Except as provided in Section 7.9, all rights and remedies available hereunder shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. Each party hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including the failure of any party hereto to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, and that money damages would not be a sufficient remedy therefor. Each party hereto agrees that the other parties hereto shall be entitled to injunctive relief to prevent breaches of this Agreement, including the remedy of specific performance of the obligations of a party hereto hereunder. Such remedies shall not be deemed to be the exclusive remedies for breach of this Agreement but shall be in addition to all other remedies available to a party hereto at Law or equity. 10.4 Consent to Amendments; Waivers. This Agreement may only be amended, or any provision of this Agreement may only be waived, upon the approval, in writing, executed by the Buyer and the Seller. No other course of dealing between or among the parties hereto shall be

67 deemed effective to modify, amend, or discharge any part of this Agreement or any rights or obligations of any such party under or by reason of this Agreement. 10.5 Successors and Assigns. This Agreement and all covenants and agreements contained herein and rights, interests, or obligations hereunder, by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. Neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by any party hereto; provided, that the Buyer may, without such prior written consent, (i) assign this Agreement and its rights, but not any of its obligations, hereunder to any of its Affiliates or (ii) collaterally assign any or all of its right, but not its obligations, under this Agreement to any of its financing sources. 10.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable Law or rule in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. 10.7 Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile and PDF file, each of which shall be deemed an original), any one of which need not contain the signatures of more than one party hereto, but all such counterparts taken together shall constitute one and the same agreement. 10.8 Descriptive Headings; Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof, (a) the words “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or paragraph hereof, (b) the word “including” means “including, without limitation,” (c) words importing the singular will also include the plural, and vice versa, (d) words denoting any gender shall include all genders, (e) references to a Person are also to its permitted successors and permitted assigns, (f) references to Schedules shall mean one of the disclosure schedules constituting the Disclosure Schedule, (g) any reference to any specific Government Entity shall be deemed to include any successor thereto, and (h) any accounting terms used in this Agreement shall, unless otherwise defined in this Agreement, have the meaning ascribed thereto by GAAP. References to “$” or “dollars” will be references to United States Dollars, and with respect to any contract, obligation, liability, claim or document that is contemplated by this Agreement but denominated in currency other than United States Dollars, the amounts described in such contract, obligation, liability, claim or document will be deemed to be converted into United States Dollars for purposes of this Agreement as of the applicable date of determination. References to “made available to the Buyer” shall mean information contained in the Data Room no later than two (2) Business Days prior to the date of this Agreement.

68 10.9 Entire Agreement. This Agreement and, the other Transaction Documents contain the entire agreement and understanding among the parties hereto with respect to the subject matter herein and therein, and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter. 10.10 No Third Party Beneficiaries; Nonrecourse. Except with respect to the Released Persons, the Buyer Indemnified Parties, and the Seller Indemnified Parties, who shall be third- party beneficiaries for purposes of Section 5.2, and Article VII, respectively, this Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder. All claims or causes of action (whether in contract or in tort, in Law or in equity) that may be based upon, arise out of, or relate to, this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the Persons that are expressly identified as parties hereto (including, for the avoidance of doubt, Guarantor). No Person who is not a named party to this Agreement, including, without limitation, any past, present or future director, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, or representative of any named party to this Agreement (“Non-Party Affiliates”), shall have any Liability (whether in contract or in tort, in Law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation or execution; and each party hereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliate. 10.11 Schedules and Exhibits. All Schedules and Exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. 10.12 Disclosure Schedule. The information in the Disclosure Schedule constitutes (a) exceptions or qualifications to certain representations, warranties, covenants and obligations of the Seller, the Company and the Buyer as set forth in this Agreement or (b) descriptions or lists of assets and liabilities and other items referred to in this Agreement. Any disclosure made in the Disclosure Schedule shall be deemed to be disclosures made with respect to any other Schedule to the extent that such disclosure is set forth with such specificity as to be reasonably apparent on its face that such disclosure is applicable to such other Schedule, regardless of whether or not a specific cross-reference is made thereto. The Disclosure Schedule shall not be construed as indicating that any disclosed information is required to be disclosed, and no disclosure shall be construed as an admission that such information is material to, or required to be disclosed by, the Seller or the Company. No disclosure on the Disclosure Schedule relating to a possible breach or violation of any contract or Law shall be construed as an admission or indication that a breach or violation exists or has actually occurred. The Disclosure Schedule to this Agreement constitutes a part of this Agreement and is incorporated into this Agreement for all purposes as if fully set forth herein. Capitalized terms used in the Disclosure Schedule that are not defined therein shall have the meaning given them in this Agreement.

69 10.13 Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal Law of the State of Delaware shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of Law or conflict of Law analysis, the substantive Law of some other jurisdiction would ordinarily apply. 10.14 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 10.14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.14 WITH ANY PERSON AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. 10.15 Jurisdiction. Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action or Proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or Proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each of the parties hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in Section 10.16. 10.16 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by email, three (3) Business Days after being sent to recipient by U.S. First Class mail (postage prepaid), or one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Buyer, the Seller and the Company at the addresses indicated below or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. To the Seller:

70 Camden Fruit Corp. c/o Lifecore Biomedical, Inc. 3515 Lyman Boulevard Chaska, MN 55318 Attn: John D. Morberg Email: John.Morberg@lifecore.com with a copy (which shall not constitute notice to the Seller) to: Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 Attn: Darren J. Guttenberg, Esq. Email: darren.guttenberg@lw.com To the Buyer (or to the Company following the Closing): Yucatan Acquisition Holdings LLC c/o CREO Capital Partners, LLC 6455 S. Yosemite St. Suite 1000 Greenwood Village, CO 80111 Attn: Rob Holland Email: rholland@creocapitalpartners.com with a copy (which shall not constitute notice to the Buyer) to: Greenberg Traurig LLP 1840 Century Park East, Suite 1900 Los Angeles, California 90067 Attn: Mark J. Kelson, Esq.; Ron B. Birnkrant, Esq. Email: mark.kelson@gtlaw.com; ron.birnkrant@gtlaw.com 10.17 Guaranty. Subject to the provisions of this Section 10.17, Guarantor does hereby unconditionally and irrevocably guarantee to the Buyer the full, complete, and prompt performance and payment, as the case may be, of the Guaranteed Obligations (as hereafter defined), and, if the Seller does not pay or perform any of the Guaranteed Obligations in accordance with their respective terms, Guarantor shall immediately on demand by the Buyer, pay or perform such Guaranteed Obligations as if Guarantor were the principal obligor primarily liable for the performance thereof and not as a mere surety. The Buyer may obtain recourse against Guarantor for the payment and performance of the Guaranteed Obligations prior to, concurrently with, or after any other Proceeding to enforce such Guaranteed Obligations. Guarantor shall be entitled to perform or satisfy the Guaranteed Obligations pursuant to the same terms and conditions and subject to the same rights and limitations as are applicable to the Seller under this Agreement. For purposes of this Agreement, “Guaranteed Obligations” means each of the obligations of the Seller under this Agreement.

71 10.18 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement. 10.19 Further Assurances; Access; Confidentiality. From and after the Closing Date, upon the reasonable request of any of the Seller, the Buyer, or the Company, each of the parties hereto shall use commercially reasonable efforts to do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the transactions contemplated hereby. For five (5) years after the Closing Date, Buyer shall cause the Company to permit Guarantor and Seller (and their respective auditors, advisors, counsel and other representatives, solely in connection with any reasonable business purpose (including to enable Guarantor and Seller to complete their respective legal, regulatory, stock exchange and financial reporting requirements)), to have reasonable access to, and to inspect and copy, all such books and records of the Company and its Subsidiaries, in each case related to the conduct of the Business prior to the Closing, including access to financial records and financial information, except to the extent determined by the Buyer or the Company in good faith to reasonably be expected to violate the attorney-client privilege, other legal privilege, or contractual confidentiality obligations; provided, however, that (w) the Company will be given reasonable prior written notice before any such access is granted and such access shall be conducted during normal business hours under the supervision of personnel of the Company and in such a manner so as not to interfere with the normal operations of the Company or any of its Subsidiaries; (x) the auditors and accountants of the Company shall not be obligated to make any work papers (to the extent extant) available to any Person unless and until such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants; (y) if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records required by this Section 10.19 shall be subject to applicable rules relating to discovery; and (z) any access to the Company’s properties shall be subject to the Company’s reasonable security measures. Each party shall have the right, upon reasonable advance written notice, at the requesting party’s expense, to meet with officers and employees of the other parties on a mutually convenient basis in order to obtain explanations with respect to such materials and to obtain additional information and to call such officers and employees as witnesses. Subject to the terms and conditions of this paragraph, and to the rights to indemnification in this Agreement, Buyer also agrees to cooperate with the SEC and DOJ investigations relating to Guarantor and its Subsidiaries, including by providing reasonable access to documents of the Company and its Subsidiaries then in Buyer’s possession and reasonable access to the employees of the Buyer, Company or its Subsidiaries who were previously employed by Guarantor or its Subsidiaries. At the Closing, the Confidentiality Agreement will be terminated and shall thereafter be of no further force and effect. * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement on the date first written above. BUYER: YUCATAN ACQUISITION HOLDINGS LLC By: /s/ Rob Holland_______________________ Name: Rob Holland Title: General Partner By: /s/ Jameson Westerman_________________ Name: Jameson Westerman Title: Principal COMPANY: YUCATAN FOODS, LLC By: /s/ John D. Morberg____________________ Name: John D. Morberg Title: Vice President and Secretary SELLER: CAMDEN FRUIT CORP. By: /s/ John D. Morberg____________________ Name: John D. Morberg Title: Vice President and Secretary Solely for purposes of Section 10.17:

GUARANTOR: LIFECORE BIOMEDICAL, INC. By: /s/ John D. Morberg____________________ Name: John D. Morberg Title: Chief Financial Officer